UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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DexCom, Inc.

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dexcom

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empowering people to take control of health

2024 Proxy Statement | May 22, 2024 at 2:00 PM (PDT)

Our Mission: Empowering People to Take Control of Health

Corporate Overview
DexCom, Inc. empowers people to take control of diabetes through innovative continuous glucose monitoring ("CGM") systems. Headquartered in San Diego, California, Dexcom has emerged as a leader of diabetes care technology. By listening to the needs of users, caregivers, and providers, Dexcom simplifies and improves diabetes management around the world.

April 22, 2024
To Our Stockholders

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of DexCom, Inc. online on May 22, 2024, at 2:00 p.m. Pacific Time (the "Annual Meeting"). As we approach the Annual Meeting, I would like to share with you some of our business and financial highlights from 2023, as well as some of our recent corporate sustainability initiatives.
Business and Financial Highlights
During 2023 we delivered another year of strong customer growth while enhancing the scale and efficiency of our operations. Demand for Dexcom CGM remained high behind the rollout of our newest generation product, Dexcom G7, and we significantly expanded access globally. Through our dedicated efforts, we also delivered significant improvements in our financial results as compared to 2022.
Our financial highlights included $3.62 billion in revenue, up 24% from 2022, and $2.29 billion in gross profit, up 22% from 2022. We had $597.7 million in operating income, up 53% from 2022, and $541.5 million in net income, up 59% from 2022. We also had $748.5 million in operating cash flow, up 12% from 2022, and ended fiscal 2023 with cash, cash equivalents and short-term marketable securities totaling $2.72 billion.
Our operational highlights included expanded access across our product portfolio driven by our key strategic initiatives and a growing market share globally. This past year, we increased our prescriber base by approximately 40% in the United States as Dexcom G7’s ease of use and leading performance attracted new clinicians to our ecosystem. We also completed the largest expansion of coverage in our company’s history with new reimbursement for people with type 2 diabetes using basal-insulin only, as well as for certain non-insulin using individuals that experience hypoglycemia. To support this growing demand, we initiated production at our new Malaysia manufacturing facility around mid-year 2023, which meaningfully expanded our capacity potential and further diversified our production footprint.
Corporate Sustainability Initiatives
In 2023, we further developed Dexcom’s approach to corporate sustainability by (i) engaging an independent expert to conduct an adjusted pay gap analysis of our workforce with respect to gender globally and race/ethnicity in the United States; and (ii) adding additional disclosure to our 2024 sustainability report concerning new emissions data and cybersecurity risk management. We also continued to provide disclosures aligned to the Sustainability Accounting Standards Board Index for the Medical Equipment and Supplies industry and the Task Force on Climate-Related Financial Disclosures in our 2024 sustainability report. We continue to work as an organization to advance our strategic corporate sustainability roadmap by pursuing key corporate sustainability workstreams.

2024 Annual Meeting
We are pleased to provide stockholders with an opportunity to participate in the Annual Meeting online via the Internet to facilitate stockholder attendance and provide a consistent experience to all stockholders regardless of location. We will provide a live webcast of the Annual Meeting at www.proxydocs.com/DXCM, where you will also be able to submit questions and vote online.
The matters expected to be acted upon at the Annual Meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is very important to us. We strongly encourage you to read both our Proxy Statement and 2023 Annual Report on Form 10-K in their entirety and ask that you support our recommendations. We sincerely appreciate your continued support of Dexcom, and we look forward to seeing you at the meeting.

Sincerely,

Kevin R. Sayer Chairperson, President and Chief Executive Officer DexCom, Inc. April 22, 2024

 YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting virtually via the internet, we strongly encourage you to vote your shares. In order to ensure your representation at the Annual Meeting, you may submit your proxy and voting instructions via the Internet at www.proxydocs.com/DXCM, by telephone, or you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). The Proxy Statement, the Annual Report and the accompanying proxy card are being mailed and made available to each stockholder entitled to vote at the Annual Meeting on or about April 22, 2024.

Please refer to the proxy card you received in the mail and the section of this Proxy Statement entitled “Information about the Proxy Materials and the Annual Meeting" for a description of these voting methods. If your shares are held by a bank, brokerage firm or other holder of record (your record holder), please follow the instructions you receive from such firm, bank or other nominee to vote your shares.

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Location	Date and Time
Attend the Annual Meeting Online at:	Wednesday, May 22, 2024
www.proxydocs.com/DXCM	2:00 p.m. Pacific Time

Items of Business

	Company Proposals			Board Recommendation	Page

(1)	To elect ten nominees for director, each to hold office until our 2025 annual meeting of stockholders. The nominees are:		☑	FOR each nominee	1
	•Kevin R. Sayer •Steven R. Altman •Nicholas Augustinos •Richard A. Collins •Karen Dahut	•Rimma Driscoll •Mark G. Foletta •Bridgette P. Heller •Kyle Malady •Eric J. Topol, M.D.

(2)	To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.		☑	FOR	24

(3)	To provide a non-binding advisory vote on the compensation of our named executive officers for the fiscal year ended December 31, 2023		☑	FOR	27

	Stockholder Proposals			Board Recommendation	Page

(4)	To provide a non-binding, advisory vote on pay equity disclosure.		☒	AGAINST	72

(5)	To provide a non-binding, advisory vote on transparency in lobbying.		☒	AGAINST	76
We may also transact any other business properly brought before the 2024 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in-person. The accompanying proxy materials include instructions on how to participate in the Annual Meeting and how you may vote your shares.

Record Date
You are entitled to notice of and to vote at the Annual Meeting if you were a stockholder of record as of the close of business on March 27, 2024 (the "Record Date"). A complete list of stockholders of record will be available for the examination of any stockholder, for any purpose germane to the meeting, for a period of 10 calendar days prior to the Annual Meeting at our principal executive offices, located at 6340 Sequence Drive, San Diego, California, 92121 between the hours of 9:00 a.m. and 4:00 p.m. Pacific Time. If you are interested in viewing the list, please contact Investor Relations by email at investor-relations@dexcom.com. The list will also be open to the examination of any stockholder during the Annual Meeting.

Voting Methods

Internet	Telephone	Mail

For detailed information regarding voting instructions, please refer to the proxy card you received in the mail and the section of this Proxy Statement entitled "Information about the Proxy Materials and the Annual Meeting”. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. If you decide to virtually attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting online at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 22, 2024
The Proxy Statement, the Annual Report and the form of proxy card are available at www.proxydocs.com/DXCM after entering the control number printed on your proxy card.

By Order of the Board of Directors,

Kevin R. Sayer
Chairperson, President and Chief Executive Officer
April 22, 2024

PROPOSAL NO. 1
Election of Directors

Our Board recommends a vote "FOR" the following ten nominees for election to our Board, each to hold office until our 2025 annual meeting of stockholders:

1)	Kevin R. Sayer	2)	Steven R. Altman	3)	Nicholas Augustinos	4)	Richard A. Collins

5)	Karen Dahut	6)	Rimma Driscoll	7)	Mark G. Foletta	8)	Bridgette P. Heller

9)	Kyle Malady	10)	Eric J. Topol, M.D.

☑
	THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

At each annual meeting of stockholders, the terms of each of our incumbent directors expire and all members of our Board are elected. Ten directors are to be elected at this Annual Meeting, each to serve until our 2025 annual meeting of stockholders or until such director’s earlier death, resignation or removal. On the Nominating and Governance Committee’s recommendation, the Board has nominated each of the above listed nominees for election at the Annual Meeting. Each of the nominees is a current director of the company. Each nominee has consented to being named in this Proxy Statement and has agreed to continue to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve. For more information concerning the nominees, see the section entitled “Nominee Director Biographies”.
As of the date of mailing of this Proxy Statement, the Board consists of eleven members. Barbara E. Kahn, who has served as a director of the company since 2011, was not nominated for re-election to the Board and her term as a director will expire at the Annual Meeting. Effective upon the Annual Meeting, the Board has approved a reduction in the size of the Board from eleven to ten directors.
Directors are elected by a majority of the votes cast in uncontested elections, meaning that the number of votes cast “For” a nominee must exceed the number of votes cast “Against” that nominee. Abstentions and broker non-votes are not counted as votes “For” or “Against” a director nominee and have no effect on the outcome of the proposal for the election of directors. Pursuant to Dexcom’s Corporate Governance Principles (“Governance Principles”), the Board of Directors expects a director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. If any nominee that is an incumbent director fails to receive the required votes for re-election at the Annual Meeting, the Nominating and Governance Committee will determine on an expedited basis, and in any event within 90 days following certification of the stockholder vote, whether to accept or reject the resignation, and will submit such recommendation for prompt consideration by the Board. The Board will promptly act on the Nominating and Governance Committee’s recommendation and will publicly disclose its decision-making process and decision regarding whether to accept or reject the resignation offer (including, if it rejects the resignation offer, the rationale behind its decision).
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED FOR EACH DIRECTOR NOMINEE UNLESS OTHERWISE INSTRUCTED.

The following table shows the composition of our Board, including each director's position, age, and duration of service as of the Record Date.

Director Name	Position(s)	Age	Director Since
Director Nominees:
Kevin R. Sayer	Chairperson of the Board, President and CEO	66	2007
Steven R. Altman	Director	62	2013
Nicholas Augustinos	Director	65	2009
Richard A. Collins	Director	67	2017
Karen Dahut	Director	60	2020
Rimma Driscoll	Director	51	2023
Mark G. Foletta	Lead Independent Director	63	2014
Bridgette P. Heller	Director	62	2019
Kyle Malady	Director	57	2020
Eric J. Topol, M.D.	Director	69	2009
Non-Continuing Director:
Barbara E. Kahn	Director	71	2011

Board Demographics
We believe our Board nominees bring a variety of backgrounds, qualifications, skills and experiences that contribute to a well-rounded Board uniquely positioned to effectively guide our strategy and oversee our operations. The following sets forth the biographical information of our Board as of March 27, 2024. Please note that one of our current directors, Barbara E. Kahn, has not been renominated for election and will no longer serve on the Board following the date of the Annual Meeting.

Highly Independent	Balanced Tenure	New Directors

10 of 11
All independent, except the CEO

4

New directors hired in the last five years

Board Engagement	Age Distribution	Gender Diversity

100%

Attendance rate for each director for the four board meetings held in 2023

Female

Male

36% Female

Board Diversity
Due to the global and complex nature of our business, the Board believes it is important to consider diversity of professional experiences, race, ethnicity, gender, sexual orientation, age, education, and cultural background in evaluating board candidates in order to provide practical insights and diverse perspectives. Representation of gender, race, ethnic, geographic, cultural, or other diverse perspectives expands the Board’s understanding of the needs and viewpoints of our customers, partners, employees, governments, and other stakeholders worldwide. As part of our ongoing commitment to creating a balanced Board with diverse viewpoints and deep industry expertise, we periodically add new directors to infuse new ideas and fresh perspectives in the boardroom.
The Board Diversity Matrix (Table A below) presents our Board diversity information as of March 27, 2024. Each of the categories listed in the table below has the meaning set forth in The Nasdaq Stock Market LLC (“Nasdaq”) Listing Standards Rule 5605(f).

Table A

Board Diversity Matrix as of March 27, 2024

Total Number of Directors	11

Part I: Gender Identity	Female	Male
Directors	4	7
Part II: Demographic Background
African American or Black	1	—
White	3	7
LGBTQ+	1
Table B below presents diversity information for the director nominees.

Table B

Nominee and Continuing Director Demographics

Total Number of Directors	10

Part I: Gender Identity	Female	Male
Directors	3	7
Part II: Demographic Background
African American or Black	1	—
White	2	7
LGBTQ+	1

Nominee Director Biographies

Kevin R. Sayer
Chairperson of the Board, President and CEO

Age:	Joined the Board:	Committees:	Other Current Public Company Boards or Officer Experience:
66	2007	None	None

Kevin R. Sayer has served on our Board since November 2007, as our President and Chief Executive Officer (“CEO”) since January 2015 and as our Chairperson of the Board (“Chairperson”) since July 2018. Mr. Sayer has been our President since 2011, and from January 2013 until January 2015, Mr. Sayer also served as our Chief Operating Officer. From April 2007 to December 2010, Mr. Sayer served as Chief Financial Officer of Biosensors International Group, Ltd. (“Biosensors”), a medical technology company developing, manufacturing and commercializing medical devices used in interventional cardiology and critical care procedures. Prior to joining Biosensors, from May 2005 to April 2007, Mr. Sayer served as an independent healthcare and medical technology industry consultant. From March 2004 to May 2005, Mr. Sayer was Executive Vice President and Chief Financial Officer of Specialty Laboratories, Inc., a company offering clinical reference laboratory services. From August 2002 to March 2004, Mr. Sayer worked as an independent healthcare and medical technology industry consultant. Mr. Sayer served as Chief Financial Officer of MiniMed, Inc. from May 1994 until it was acquired by Medtronic, Inc. in August 2001. Mr. Sayer served as Vice President and General Manager of Medtronic MiniMed after the acquisition until August 2002. Mr. Sayer is a Certified Public Accountant (inactive) and received his Master's Degree in Accounting and Information Systems concurrently with a B.A., both from Brigham Young University. As CEO, Mr. Sayer has direct responsibility for our strategy and operations.

Steven R. Altman
Independent Director

Age:	Joined the Board:	Committees:	Other Current Public Company Boards or Officer Experience:
62	2013	Compensation, Nominating and Governance	None

Steven R. Altman has served on our Board since November 2013. From January 2021 to December 2023, Mr. Altman served as the Chairman of the Board of Directors of Prospector Capital Corporation, a publicly-traded blank check company, prior to the completion of a business combination between Prospector Capital and LeddarTech Holdings Inc. in December 2023. From November 2011 through January 2014, Mr. Altman served as the Vice Chairman of Qualcomm Incorporated (“Qualcomm”) and a member of Qualcomm’s Executive Committee. Mr. Altman previously served as President of Qualcomm from July 2005 to November 2011, as Executive Vice President from November 1997 to June 2005 and as President of Qualcomm Technology Licensing from September 1995 to April 2005. Mr. Altman was the chief architect of Qualcomm’s strategy for licensing its broad intellectual property portfolio for wireless communications, which has accelerated the growth of CDMA technology. Mr. Altman received a B.S. from Northern Arizona University in Political Science and Administration and a J.D. from the University of San Diego. Mr. Altman brings to the Board significant senior leadership, and technical and global experience. Mr. Altman’s experiences with Qualcomm allow him to provide Dexcom with valuable insights on corporate strategy and initiatives that are critical to the continued growth and maturation of Dexcom.

Nicholas Augustinos
Independent Director

Age:	Joined the Board:	Committees:	Other Current Public Company Boards or Officer Experience:
65	2009	Nominating and Governance	None

Nicholas Augustinos has served on our Board since November 2009. From December 2015 through December 2018, Mr. Augustinos served as President and CEO of Aver, Inc. dba Enlace Health, a company specializing in Value-Based Reimbursement, Analytics and Payment Solutions. He has served on the Board of Directors of Aver since September 2014, and was Chairman of the Board of Directors of Aver during 2019. From November 2011 until
December 2015, Mr. Augustinos was with Cardinal Health, Inc. (NYSE: CAH) as its Senior Vice President for Health Information Services and Strategy. From March 2005 through October 2011, Mr. Augustinos worked at Cisco Systems, Inc. (NASDAQ: CSCO), the global leader in networking and cloud solutions. At Cisco, he held various positions, including Director of Cisco’s Internet Business Solutions Group, Senior Director, Global Healthcare Solutions Group, and Senior Director of Global Healthcare Operations. In January 2015, Mr. Augustinos was appointed to the Board of Directors of the California Health Care Foundation (“CHCF”), an endowed foundation which seeks to improve care for all Californians through innovations that improve quality, increase efficiency, and lower the cost of care. He serves at the Finance & Investment Committee and the Governance Committee which he chaired for three years. Prior to CHCF, he served on the Board of Directors of the SCAN Foundation, an endowed foundation dedicated to advancing the development of a sustainable continuum of quality care for seniors, from June 2011 until December 2014. Mr. Augustinos served on the Board of Directors of Audax Health, now Rally, from March 2012 until February 2014. Rally was acquired by UnitedHealthcare. In 1992 Mr. Augustinos joined Deloitte Consulting where he was instrumental establishing the healthcare practice for Northern California. In 1998 Mr. Augustinos joined Healtheon/WebMd (NASDAQ: HLTH), a newly founded healthcare information technology company leading the Customer Experience team. With a 38-year career in healthcare and healthcare technology, Mr. Augustinos has broad managerial, consulting and business development experience in the private and public sectors. Mr. Augustinos has worked with a diverse range of leading healthcare delivery systems, healthcare insurers and government organizations globally and brings to the Board significant business and market development and technology experience with growth companies.

Richard A. Collins
Independent Director

Age:	Joined the Board:	Committees:	Other Current Public Company Boards or Officer Experience:
67	2017	Audit, Nominating and Governance	None

Richard A. Collins has served on our Board since March 2017. Mr. Collins has been a self-employed consultant since October 2013. From March 2011 to October 2013 Mr. Collins was the Chief Executive Officer for UnitedHealthcare’s Northeast Region and was President, Director, and/or Chairman of numerous UnitedHealthcare subsidiaries including Oxford Health Plans, Mid Atlantic Medical Services and UHC Insurance Company of New York. From July 2005 through December of 2012 Mr. Collins served as the President – Individual Line of Business for UnitedHealthcare and the Chairman and Chief Executive Officer of Golden Rule Financial Corporation. Prior to 2011, Mr. Collins also held leadership positions in pricing, underwriting and healthcare economics with UnitedHealthcare. Mr. Collins has previously served on the Boards of Fairbanks Hospital in Indianapolis, Indiana, The Nature Conservancy – Indiana, United Healthcare Children’s Foundation and the Council for Affordable Health Insurance. Mr. Collins received a B.S. from Maine Maritime Academy and completed the executive development program at Harvard University’s John F. Kennedy School of Government. Mr. Collins was formerly a National Association of Corporate Directors (NACD) Board Leadership Fellow. The NACD Fellowship is a comprehensive and continuous program of study that empowers directors with the latest insights, intelligence, and leading boardroom practices. Mr. Collins' significant experience in healthcare insurance and administration, including his tenure during a period in which UnitedHealth Group grew from a mid-cap health insurer into one of the largest public corporations in America, qualify him to serve on the Board.

Karen Dahut
Independent Director

Age:	Joined the Board:	Committees:	Other Current Public Company Boards or Officer Experience:
60	2020	Compensation, Technology	None

Karen Dahut has served on our Board since August 2020. In October 2022, Ms. Dahut was selected as the CEO of Google Public Sector, responsible for helping public sector clients digitally transform with the Google suite of products. Prior to this role, Ms. Dahut was the Sector President for Booz Allen's Global Defense business. Ms. Dahut held several leadership positions throughout the organization, including Chief Innovation Officer; Leader, Analytics and Data Science Business; and Leader, Economic and Business Analytics Capability. Before joining Booz Allen in 2002, Ms. Dahut served as comptroller for the Navy’s premier biomedical research institute and as a United States Naval Officer. Ms. Dahut also actively serves on the Board of Directors for the National Air and Space Museum and the Center for New American Security. Additionally, Ms. Dahut has served as a Director of EisnerAmper LLP since August 2021. She previously served on the Board of Directors of Tech Data Corporation, an end-to-end technology distributor and Fortune 100 company, prior to its acquisition by Apollo Global Management in June 2020. Ms. Dahut received a Bachelor’s degree in Finance from Mount Saint Mary’s University and a Master's of Science degree from the University of Southern California’s Viterbi School of Engineering. Ms. Dahut’s considerable leadership experience qualifies her to serve on the Board.

Rimma Driscoll
Independent Director

Age:	Joined the Board:	Committees:	Other Current Public Company Boards or Officer Experience:
51	2023	Audit, Technology	Zoetis Inc.

Rimma Driscoll has served on our Board since August 2023. Ms. Driscoll currently serves as Executive Vice President and Head of Global Strategy, Commercial and Business Development, and Global BioDevices of Zoetis, the world’s leading animal health company and a member of the Fortune 500. In this role, Ms. Driscoll oversees the company’s global business strategy, the execution of commercial launch plans, external business development (M&A) and integration efforts, and has oversight for Zoetis’ Global BioDevices business. She joined Zoetis in 2016 and previously held the titles of Senior Vice President, Business Development from January 2020 to November 2022; and Vice President, Business Development and Commercial Alliances from 2016 to January 2020. Prior to joining Zoetis, Ms. Driscoll spent 21 years at Procter & Gamble where she led global business development and strategic alliances across multiple businesses in pharmaceuticals, consumer healthcare, beauty care, and new business ventures. Ms. Driscoll is a board member of Pumpkin Insurance, a preventive care and pet insurance company. Ms. Driscoll completed her Master of Business Administration from Xavier University, Williams College of Business, and her Bachelor of Science in Chemistry from Bowling Green State University. Ms. Driscoll is qualified to serve on our Board of Directors because of her significant experience leading business development initiatives and corporate strategy.

Mark G. Foletta
Lead Independent Director

Age:	Joined the Board:	Committees:	Other Current Public Company Boards or Officer Experience:
63	2014	Audit	AMN Healthcare Services, Inc., & Enanta Pharmaceuticals, Inc.

Mark G. Foletta has served on our Board since November 2014 and has served as our Lead Independent Director since November 2015. From February 2017 to June 2020, Mr. Foletta was the Chief Financial Officer and Executive Vice President of Tocagen, Inc., a publicly traded biotech company. From August 2015 to July 2016, Mr. Foletta served as the interim CFO of Biocept, Inc., an early commercial-stage publicly traded molecular oncology diagnostics company. Mr. Foletta previously served as Senior Vice President, Finance and Chief Financial Officer of Amylin Pharmaceuticals, Inc., a publicly traded pharmaceutical company, from March 2006 through Amylin’s acquisition by Bristol Myers-Squibb Company in August 2012, and as Vice President, Finance and Chief Financial Officer of Amylin from 2000 to 2006. Prior to joining Amylin in 2000, Mr. Foletta held a number of management positions with Intermark, Inc. and Triton Group Ltd. from 1986 to 2000 and served as an Audit Manager with Ernst & Young. Mr. Foletta is currently a member of the Board of Directors and Audit Committee of AMN Healthcare Services, Inc., a publicly traded healthcare workforce solutions provider. He also is a member of the Board of Directors and Audit Committee of Enanta Pharmaceuticals, Inc. since July 2020. Mr. Foletta received a B.A. in Business Economics from the University of California, Santa Barbara and is a member of the Corporate Directors Forum. Mr. Foletta’s considerable audit and financial experience in the biotechnology and pharmaceutical sectors qualifies him to serve on the Board.

Bridgette P. Heller
Independent Director

Age:	Joined the Board:	Committees:	Other Current Public Company Boards or Officer Experience:
62	2019	Compensation	Aramark Corporation, Integral Ad Science, & Novartis AG

Bridgette P. Heller has served on our Board since September 2019. Ms. Heller is currently leading a small nonprofit, the Shirley Proctor Puller Foundation, committed to generating better educational outcomes for underserved children in St. Petersburg, Florida. Previously, Ms. Heller served as the Executive Vice President and President of Nutricia, the Specialized Nutrition Division of Danone from July 2016 to August 2019. From 2010 to 2015, she served as Executive Vice President of Merck & Co., Inc. and President of Merck Consumer Care. Prior to joining Merck, Ms. Heller was President of Johnson & Johnson’s Global Baby Business Unit from 2007 to 2010 and President of its Global Baby, Kids, and Wound Care business from 2005 to 2007. She also worked for Kraft Foods from 1985 to 2002, ultimately serving as Executive Vice President and General Manager for the North American Coffee Portfolio. Ms. Heller serves on the Board of Directors of Novartis, a global pharmaceuticals manufacturer and Fortune 200 company. She also serves on the Board of Directors of Newman’s Own, a privately held social business and food manufacturer. Since February 2021, Ms. Heller has served on the Board of Directors of Aramark Corporation, a U.S. publicly traded food service and facilities provider and on the Board of Directors for Integral Ad Science, a U.S. publicly traded global media measurement and optimization company. Ms. Heller received her Bachelor’s degree in Economics and Computer Studies from Northwestern University and an MBA from Northwestern University’s Kellogg Graduate School of Management, where she is also a member of the school’s Advisory Board. Ms. Heller brings to our Board considerable experience in business, specifically as it relates to technology and manufacturing, and she is a strong addition to the Board as Dexcom continues to expand and scale its operations.

Kyle Malady
Independent Director

Age:	Joined the Board:	Committees:	Other Current Public Company Boards or Officer Experience:
57	2020	Nominating and Governance, Technology	Verizon Communications, Inc.

Kyle Malady has served on our Board since October 2020. Currently, Mr. Malady serves as EVP and CEO of the Verizon Business Group, a unit of Verizon Communications Inc., a telecommunications company. Previously Mr. Malady served as Executive Vice President of Global Networks and Technology and Chief Technology Officer at Verizon since August 2018. Prior to assuming this role, Mr. Malady was head of the Core Engineering and Operations organization within the Global Network and Technology organization at Verizon from May 2012 to July 2018. He has also served as Verizon’s Vice President of New Product Development from June 2005 to April 2012. Mr. Malady is currently on the board of the CTIA, the wireless industry's trade association. Mr. Malady also serves on the President's National Security Telecommunications Advisory Council (NSTAC). Mr. Malady received a B.S. in Mechanical Engineering from the University of Bridgeport and an MBA in Finance from the NYU Stern School of Business. Mr. Malady’s experience in numerous fields at Verizon provides him with insights and guidance that qualify him to serve on the Board.

Eric J. Topol, M.D.
Independent Director

Age:	Joined the Board:	Committees:	Other Current Public Company Boards or Officer Experience:
69	2009	Technology	None

Eric J. Topol, M.D. has served on our Board since July 2009. Since January 2007, Dr. Topol has served as the Director of the Scripps Translational Science Institute, a National Institutes of Health funded program of the Clinical and Translational Science Award Consortium. He is Executive Vice President and Professor of Molecular Medicine at the Scripps Research Institute, and a senior consulting cardiologist at Scripps Clinic. Prior to Scripps, Dr. Topol served on the faculty of Case Western Reserve University as a professor in genetics, chaired the Department of Cardiovascular Medicine at Cleveland Clinic for 15 years and founded the Cleveland Clinic Lerner College of Medicine. Dr. Topol serves as a digital medical advisor to Blue Cross Blue Shield Association. In April 2009, he co-founded the West Wireless Health Institute, a non-profit foundation for applied medical research and policy on the prevention of aging. As a practicing physician, academic and thought leader in wireless healthcare technologies, Dr. Topol is uniquely situated to provide the Board with guidance on its technology, clinical and market development.

CORPORATE GOVERNANCE

Corporate Governance Highlights
Our commitment to good corporate governance practices and accountability to stockholders is described below:

What We Do and Have Done

•Amended our certificate of incorporation to declassify our Board of Directors
•Implemented a proxy access bylaw provision
•Enable our stockholders to amend our bylaws by majority vote
•Apply a majority voting standard in uncontested director elections
•All directors are independent except for our CEO
•Enhance Board independence through regular meetings of independent directors and committees without the presence of management
•Equip our Lead Independent Director with broad authority and responsibility
•All members of our standing Board committees – the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and Technology Committee – are independent
•Annual Board of Directors, standing committee, and individual director self-evaluations
•Stockholders may recommend director nominees to the Nominating and Governance Committee
•Established Board oversight of our corporate sustainability practices through our Nominating and Governance Committee
•Charters of each committee of the Board clearly establish the committees’ respective roles and responsibilities
•Maintain a compliance helpline available to all employees
•Our Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting control or auditing matters
•Adopted a Code of Conduct and Business Ethics (the "Code of Conduct") that applies to all of our directors, officers and employees worldwide
•Our internal audit function maintains critical oversight over the key areas of our business and financial processes and controls, and reports directly to our Audit Committee
•We have adopted stock ownership guidelines for our non-employee directors and executive officers

What We Don't Do

•No pledging or hedging of Company securities •No multi-voting or non-voting stock

Board Leadership Structure and the Role of the Lead Independent Director
Our Board selects its Chairperson based on what our Board believes is in the best interests of our company and our stockholders. The Nominating and Governance Committee periodically considers the leadership structure of our Board and makes recommendations related to the same to the Board. Our Corporate Governance Principles ("Governance Principles") also provide that, if the Chairperson is also the CEO or if the Chairperson is a former employee, the Board will designate a “lead independent director.”

Lead Independent Director	Chairperson

•Presides over executive sessions of independent directors;
•Serves as a liaison between the Chairperson and the independent directors and communicates to the Chairperson and management, as appropriate, any decisions reached, suggestions, views or concerns expressed by the independent directors in executive sessions or outside of meetings of the Board;
•Coordinates with the Chairperson to set the agenda for meetings of the Board, taking into account input from other independent directors;
•Provides leadership to the Board if circumstances arise in which the role of the Chairperson may be, or may be perceived to be, in conflict;
•Available, under appropriate circumstances, for consultation and direct communication with stockholders; and
•Encourages direct dialogue between all directors (particularly those with dissenting views) and management.

•Schedules and sets the agenda for meetings of the Board, in coordination with the lead independent director;
•Presides over meetings of the full Board;
•Contributes to Board governance and Board processes;
•Communicates with all directors on key issues and concerns outside of Board meetings; and
•Presides over meetings of stockholders.

Our Board believes that our stockholders and Dexcom currently are best served by having Kevin R. Sayer, our CEO, also serve as Chairperson of the Board, and Mark G. Foletta serve as lead independent director. Our Board believes that the current Board leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management while allowing the Board and management to benefit from Mr. Sayer’s extensive executive leadership and operational experience, including familiarity with our business. Our independent directors bring experience, oversight and expertise from outside of our company, while our Chairperson and CEO brings company and industry specific experience and expertise.
Our Board believes that this governance structure provides strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders. Our Board believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of the Board and sound corporate governance policies and practices.

Director Independence
Under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of our Audit, Compensation, and Nominating and Governance committees be independent. Our Nominating and Governance consults with our legal counsel and evaluates director independence and qualifications under relevant SEC and Nasdaq rules, as well as under our corporate governance policies, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions and relationships and based upon the recommendation of the Nominating and Governance Committee, our Board has affirmatively determined that each of Steven R. Altman, Nicholas Augustinos, Richard A. Collins, Karen Dahut, Rimma Driscoll, Mark G. Foletta, Bridgette P. Heller, Barbara E. Kahn, Kyle Malady, and Eric J. Topol, M.D., are independent directors within the meaning of the applicable Nasdaq listing standards. Mr. Sayer is not considered an independent director because of his employment as our President and CEO.
As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present to promote open and honest discussion. All of the committees of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of applicable Nasdaq listing standards and as required by the SEC rules and regulations.
There are no family relationships among any of our directors or executive officers.

Director Selection Process

Considerations in Identifying and Evaluating Director Nominees

1	Identify Director Nominees
The Nominating and Governance Committee considers director nominees recommended by sitting directors, officers, employees, stockholders, third-party search firms and others using the same criteria to evaluate all candidates.

2	Review Candidate Pool	The Nominating and Governance Committee reviews candidates to determine whether candidates warrant further consideration.

3	Evaluate Candidates	The Nominating and Governance Committee meets with and evaluates each potential candidate for the Board, in the context of the Board as a whole, and the specific needs of the Board at that time, with the objective of establishing a Board that is comprised of members that can best further stockholder interests through the exercise of sound judgment, using the diversity of its experience.

4	Recommend Director	Upon selection of a qualified candidate, the Nominating and Governance Committee recommends the candidate for appointment or election to our Board.

5	Appointment or Election to the Board	Since 2019, four new independent Directors have been added to our Board, each bringing a diverse set of skills and perspectives that add significant value to our governance and oversight.
Nominees for the Board should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board’s policy is to encourage selection of directors who will contribute to the Company’s overall corporate goals.
In evaluating potential candidates to the Board, the Nominating and Governance Committee may also consider such factors as:
•Professional experience in health care, medical technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board
•Personal skills
•Diversity (including with respect to race, ethnicity, gender identity and sexual orientation)
Stockholder Recommendations for Nominations to the Board
The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholder recommendations for candidates to the Board must include the candidate's name and qualifications and be directed in writing to DexCom, Inc., Attn: Corporate Secretary (Dexcom Legal Department), 6340 Sequence Drive, San Diego, CA 92121.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth in the section entitled “Stockholder Proposals for Annual Meeting”.

Board Evaluation Process
The Board and each standing Board committee conducts a self-evaluation of their performance, composition, leadership structure, and governance at least annually. The evaluation format and process is supervised by the Nominating and Governance Committee. The evaluation is typically conducted as an interview with a third-party advisor. A summary of the results is presented to the Board on a “no-names” basis identifying any themes or issues that have emerged. The Board considers the results and ways in which Board processes and effectiveness may be enhanced. Based upon the assessment results, the Board agrees on improvement goals and tracks its progress against those goals over time.

Director Orientation and Continuing Education
Management provides each new director with materials, briefings and educational opportunities to permit the director to become familiar with our business and to enable the director to better perform his or her duties. In addition, the Board receives periodic updates on regulatory and other developments relevant to the Board from management and third-party service providers. Board members are also encouraged to attend accredited director education programs.

Code of Conduct and Business Ethics
We have adopted a Code of Conduct that is an essential resource for all of our officers, directors and employees. It outlines our values on a number of issues affecting our business, sets requirements for business conduct, and serves as the basis for our compliance program. The Nominating and Governance Committee reviews and assesses the adequacy of the Code of Conduct on at least an annual basis, and may recommend that the Board establish special committees as may be desirable or necessary from time to time in order to address ethical, legal or other matters that may arise.
We encourage employees to keep open lines of communication with their supervisor and/or department management. Our compliance Intranet website provides additional information, including a global directory of compliance personnel; links to our compliance helpline; current policies, procedures, and resources; and training materials. The compliance helpline is hosted by a third-party helpline provider. Reports through the compliance helpline may remain anonymous.
When required by the rules of Nasdaq, or the SEC, we will disclose any future amendment to, or waiver of, any provision of the Code of Conduct for our principal executive officer and principal financial officer or any member or members of our Board on our website within four business days following the date of such amendment or waiver.

Insider Trading Policy; Anti-Hedging
Our Procedures and Guidelines Governing Securities Trades by Company Personnel (our “Insider Trading Policy”) expressly prohibits trading in securities of the Company while in possession of material non-public information about the Company. All of our employees, officers and directors (and their respective immediate family and household members) are prohibited from “tipping” or trading on inside information. In addition, our Insider Trading Policy establishes periods of time during which employees, executive officers, and non-employee directors may and may not trade shares of our common stock. It also prohibits our employees, executive officers and non-employee directors from acquiring, selling, or trading in any interest or position relating to the future price of Dexcom securities, such as a put option, a call option or a short sale (including a short sale “against the box”).
During 2023, as part of the Nominating and Governance Committee’s oversight responsibilities, the Nominating and Governance Committee undertook an extensive review of our then-existing policy to address, among other things, the SEC’s amendments to Rule 10b5-1 promulgated under the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result of this review by the Nominating and Governance Committee, the policy was amended by the Board to, among other things, clarify the procedures with respect to the adoption, amendment or termination of any Rule 10b5-1 trading plan by the Company’s insiders in accordance with the terms of the Company’s Rule 10b5-1 Guidelines.
Clawback Policy
In August 2023, our Board adopted a new compensation recovery policy (the “Clawback Policy”) intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as implemented by Nasdaq rules and the SEC’s rules and regulations. The Clawback Policy requires us to recover certain incentive-based compensation (as defined in the Clawback Policy) paid or granted to our officers, and such additional employees as may be identified from time to time, in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. For additional information, see the section entitled “Executive Compensation—Compensation Discussion and Analysis—Compensation Recovery Policy.”

Stockholder Engagement
Our Board values the input of our stockholders, and we are committed to maintaining constructive dialogue with our stockholders.
Stockholder Engagement Process

Before the Annual Meeting	At the Annual Meeting

•Discuss stockholder proposals (if any) •Publish our Annual Report, Proxy Statement, and Sustainability Report	•Conduct engagements with stockholders (as necessary) •Receive voting results for Board and stockholder proposals (if any)

After the Annual Meeting	Off-Season Engagement

•Discuss voting results from the Annual Meeting
•Review corporate governance trends, recent regulatory developments, and the Company’s own corporate governance documents, policies, and procedures
•Consider topics for discussions during off-season stockholder engagements

•One-on-one meetings between stockholders, our directors (if appropriate), and members of management
•Attend and participate in investor and corporate governance-related events
•Evaluate potential changes to the Board, corporate governance, and other relevant matters given stockholder feedback

In addition to our regular stockholder engagement efforts, we periodically hold discussions with many of our largest stockholders during scheduled events, including several investor conferences hosted throughout the year.

Stockholder Communications with the Board
Should stockholders wish to communicate with the Board, such correspondences should be sent to the attention of the Corporate Secretary (Dexcom Legal Department), at 6340 Sequence Drive, San Diego, California 92121. All stockholder communications we receive that are addressed to our Board of Directors will be reviewed and compiled by our Corporate Secretary and provided to the members of our Board of Directors, as appropriate and in accordance with our internal policies. Sales materials, abusive, threatening, or otherwise inappropriate materials and items unrelated to the duties and responsibilities of our Board of Directors will not be provided to our directors.

Committees of the Board and Meetings
Our Board maintains four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Technology Committee. Each Committee operates pursuant to a written charter outlining the principal responsibilities of the committee that are available at https://investors.dexcom.com/corporate-governance.
Only directors deemed to be “independent” serve on the Audit Committee, Compensation Committee, Nominating and Governance Committee, and Technology Committee. However, our Board may create special committees from time to time and our current employee directors or those deemed not to be independent under applicable rules and guidelines may be appointed to serve on those special committees, as our Board may determine.
The following is a chart showing membership of each committee as of March 27, 2024, and meeting information for each of these committees during the fiscal year ended December 31, 2023, as well as a description of each committee and its functions.

Name			Age	Dexcom Director Since	Independent	Audit Committee	Compensation Committee	Nominating and Governance Committee	Technology Committee
Directors
	Kevin R. Sayer		66	2007
	Steven R. Altman		62	2013	✓		●	●
	Nicholas Augustinos		65	2009	✓			◆
	Richard A. Collins		67	2017	✓	●		●
	Karen Dahut		60	2020	✓		●		●
	Rimma Driscoll		51	2023	✓	●			●
	Mark G. Foletta		63	2014	■	◆
	Bridgette P. Heller		62	2019	✓		◆
	Barbara E. Kahn	(1)	71	2011	✓	●	●
	Kyle Malady		57	2020	✓			●	●
	Eric J. Topol, M.D.		69	2009	✓				◆
Total meetings in fiscal year 2023						8	5	5	4
■	Lead Independent Director		◆	Committee Chairperson
✓	Independent Director		●	Committee Member
(1) Dr. Kahn was not re-nominated for election to the Board at the Annual Meeting, and her term as a director will end on the date of the Annual Meeting.

Meetings of the Board of Directors; Director Attendance

Our Board met four times during fiscal 2023. Each director attended 75% or more of the aggregate total of the Board and committee meetings for the period for which he or she was a director or committee member, as applicable, for fiscal year 2023. In addition, pursuant to our Governance Principles, we encourage all of our directors and nominees for director to attend our annual meeting of stockholders. Eight out of ten directors serving at that time attended our annual meeting of stockholders in 2023.
2023 Average Board Meeting Attendance: 100%

Audit Committee

Current Members:
Mark G. Foletta (Chair)
Richard A. Collins
Rimma Driscoll
Barbara E. Kahn

Independence:
The members of our Audit Committee meet the independence requirements under Nasdaq and SEC rules and regulations.

Meetings:
8 meetings during 2023.

Attendance:
The average attendance for members of the Audit Committee in 2023 was 91%.

Responsibilities:
Our Audit Committee is responsible for, among other things:
•Overseeing our accounting and financial reporting processes and the audits of our financial statements;
•Monitoring the periodic reviews of the adequacy of our accounting and financial reporting processes and systems of internal control that are conducted by our independent auditors and our financial and senior management;
•Reviewing and evaluating the independence and performance of our independent auditors;
•Reviewing with management our major financial risk exposures and the steps management has taken to monitor or mitigate such exposures; and
•Facilitating communication among our independent auditors, our financial and senior management and the Board.
Audit Committee Qualifications
Our Board has determined that Mr. Foletta qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. In addition, each member of our Audit Committee possesses the financial qualifications required of audit committee members set forth in applicable Nasdaq listing standards.

Compensation Committee

Current Members:
Bridgette P. Heller (Chair)
Steven R. Altman
Karen Dahut
Barbara E. Kahn

Independence:
The members of our Compensation Committee meet the independence requirements under Nasdaq and SEC rules and regulations.

No member of the Compensation Committee has accepted directly or indirectly any consulting, advisory or other compensatory fee from Dexcom or any subsidiary thereof.

Meetings:
5 meetings during 2023.

Attendance:
The average attendance for members of the Compensation Committee in 2023 was 100%.

Responsibilities:
The Compensation Committee is responsible for, among other things, overseeing:
•The review and approval, or recommendation to the Board for approval, of all forms of compensation (including, without limitation, equity, incentive and non-equity compensation, and perquisites) of our executive officers and directors;
•Administration of our equity-based compensation plans; and
•The production of an annual report on executive compensation for use in our proxy statement.
In addition, the Compensation Committee evaluates the potential risks related to our compensation programs and periodically reviews the succession plans for senior management positions, concurrent with the authority of the Board with respect to succession planning. For a discussion of policies and procedures of the Compensation Committee, please see "Executive Compensation".
Compensation Committee Interlocks and Insider Participation
None of the current members of our Compensation Committee, or any member that served during the fiscal year ended December 31, 2023, is or has been at any time an officer or employee of Dexcom. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Nominating and Governance Committee

Current Members:
Nicholas Augustinos (Chair)
Steven R. Altman
Richard A. Collins
Kyle Malady

Independence:
The members of our Nominating and Governance Committee meet the independence requirements under Nasdaq and SEC rules and regulations.

Meetings:
5 meetings during 2023.

Attendance:
The average attendance for members of the Nominating and Governance Committee in 2023 was 95%.

Responsibilities:
The Nominating and Governance Committee is responsible for, among other things:
•Developing and recommending policies regarding the director nomination processes, including the desired qualifications, expertise and characteristics of Board members, with a goal of developing a diverse, experienced and highly qualified Board;
•Reviewing and assessing on at least an annual basis the adequacy of our Code of Conduct;
•Reviewing with management our major legal and compliance risk exposures and the steps management has taken to monitor or mitigate such exposures;
•Overseeing our risk management policies and procedures dealing with risk identification and risk assessment regarding enterprise and other principal operational and business risks we face;
•Overseeing and reviewing (i) our policies and programs concerning corporate social responsibility and our participation and visibility as a global corporate citizen; (ii) our sustainability performance; and (iii) the assessment and management of environmental, sustainability and governance risks affecting our business.

Technology Committee

Current Members:
Eric J. Topol, M.D. (Chair)
Karen Dahut
Rimma Driscoll
Kyle Malady

Independence:
All members of our Technology Committee are independent under Nasdaq and SEC rules and regulations.

Meetings:
4 meetings during 2023.

Attendance:
The average attendance for members of the Technology Committee in 2023 was 94%.

Responsibilities:
The Technology Committee is responsible for, among other things:
•Reviewing, evaluating and making recommendations to the Board regarding our major technology plans and strategies, including our research and development activities, as well as technical and market risks associated with product development and investment;
•Reviewing our research and development activities and product pipeline, and timelines for achievement of activities and pipeline; and
•Regularly reviewing the cybersecurity, privacy, data protection and other major information technology risk exposures of the company, the steps management has taken to monitor and control such exposures, and our compliance with applicable information security and data protection laws and industry standards.

Board of Directors' Role in Risk Oversight
The Board is ultimately responsible for overseeing our risk assessment and risk management. In fulfilling this oversight role, our Board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. While the full Board has overall responsibility for risk oversight, the Board has delegated oversight responsibility related to certain risks to the standing committees of the Board.

The Board

At its regularly scheduled meetings, the Board receives management updates and committee reports regarding business operations, financial results, committee activities, strategy, and discusses risks related to the business. Through management updates and committee reports, the Board monitors our risk management activities, including the enterprise risk management process and cybersecurity risks, risks relating to our compensation programs, and financial, legal and operational risks.

Audit Committee	Compensation Committee

The Audit Committee assists the Board in its oversight of risk management by discussing with management our guidelines and policies regarding financial risk management, including major risk exposures, and the steps management has taken to monitor or mitigate such exposure.

The Compensation Committee assists the Board by evaluating potential risks related to our compensation policies and practices, and human capital management programs, including but not limited to talent recruiting, development, progression and retention, diversity, equity and inclusion, culture, human health and safety and total rewards.

Nominating and Governance Committee	Technology Committee

The Nominating and Governance Committee assists the Board in its oversight of our legal compliance policies, including our Insider Trading Policy, enterprise risk management, operating and compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, and assessment and management of environmental, sustainability and governance risks affecting our business.

The Technology Committee assists the Board in its oversight of our technology plans and strategies, cybersecurity and major information technology risk exposures and the steps management has taken to monitor or mitigate such exposures.

Our Information Security and Privacy Oversight Structure
Our Board is responsible for exercising oversight of management’s identification and management of, and planning for, risks from cybersecurity threats. While the full Board has overall responsibility for risk oversight, the Board has delegated oversight responsibility related to risks from cybersecurity threats to the Technology Committee. The Technology Committee reports to the Board as necessary with respect to its activities, including making such reports and recommendations to the Board and its other committees as necessary and appropriate and consistent with its purpose, described above. The Technology Committee, comprised of independent Board members, is responsible for reviewing cybersecurity, privacy, data protection and other major technology risk exposures of the Company, the steps management has taken to monitor and control such exposures, and the Company’s compliance with applicable cybersecurity and data privacy laws and industry standards. These reviews are provided at least quarterly. The Technology Committee receives management updates and reports, primarily through the Company’s Cybersecurity and Privacy Committee, a multidisciplinary management team responsible for the overall governance, decision-making, risk management, awareness and compliance for cybersecurity and privacy activities across the Company.

We have established cybersecurity and privacy programs to maintain the confidentiality, integrity, availability, and privacy of protected information and ensure compliance with relevant security/privacy regulations, contractual requirements, and industry-standard frameworks. Our cybersecurity program includes annual review and assessment by external, independent third parties, who certify and report on these programs. For example, our Information Security Management System (ISMS) is certified as being in conformity with ISO/IEC 27001 by SRI Quality System Registrar. We maintain cybersecurity and privacy policies and procedures in accordance with industry-standard control frameworks and applicable regulations, laws, and standards. All corporate cybersecurity policies are reviewed and approved by senior leadership at least annually as part of our ISMS. Our cybersecurity controls, which are the mechanisms in place to prevent, detect and mitigate threats in accordance with our policies and procedures, are based on the regulatory requirements to which we are subject and are monitored and tested both internally and externally by third parties at least annually. These controls include regular system updates and patches, employee training on cybersecurity and privacy requirements, incident reporting, and the use of encryption to secure sensitive information. In addition, we also regularly perform phishing tests of our employees and update our training plan at least annually. We maintain business continuity and disaster recovery capabilities to mitigate interruptions to critical information systems and/or the loss of data and services from the effects of natural or man-made disasters to Dexcom locations. We also provide annual privacy and security training for all employees. Our security training incorporates awareness of cyber threats (including but not limited to malware, ransomware and social engineering attacks), password hygiene, incident reporting process, as well as physical security best practices. These measures also include escalation protocols through which the Cybersecurity and Privacy Committee is informed about cybersecurity and incidents by our ISO and PSO, who are informed through our business units.
Our Corporate Strategy Oversight Structure
Our Board actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities, potential corporate development opportunities, and risk management. Our objective is to remain a leading provider of CGM systems and related products to enable people with diabetes to more effectively and conveniently manage their condition. We are also developing and commercializing products that integrate our CGM technologies into the insulin delivery systems or data platforms of our respective partners. In addition, we continue to pursue development partnerships with other insulin delivery companies, including automated insulin delivery systems, as well as other players in the disease management sector. The Board actively oversees our business strategies as we pursue these objectives.
The Board is regularly engaged with management on the Company’s strategy. At its regularly scheduled meetings and throughout the year, our Board of Directors receives information and formal updates from our management and actively engages with the senior leadership team with respect to our corporate strategy. Our Board of Directors’ diverse skill set and experience enhances its ability to support management in the execution and evaluation of our corporate strategy.

Corporate Sustainability Matters
Our Approach to Corporate Sustainability
We believe that effectively managing corporate sustainability risks and opportunities drives business success, and that advancing the interests of all our stakeholders – including patients, caregivers, employees, investors, and our communities – creates value for our stockholders. We do this by holding true to our core values: Listen, Think Big, Be Dependable, and Serve with Integrity. These values are at the heart of our sustainability activities. In 2023, we further developed our approach to corporate sustainability by (i) engaging an independent expert to conduct an adjusted pay gap analysis of our workforce with respect to gender globally and race/ethnicity in the United States; and (ii) adding additional disclosure to our 2024 sustainability report concerning new emissions data and cybersecurity risk management. We also continued to provide disclosures in our 2024 sustainability report aligned to the Sustainability Accounting Standards Board Index for the Medical Equipment and Supplies industry and the Task Force on Climate-Related Financial Disclosures. We continue to work as an organization to advance our strategic corporate sustainability roadmap by pursuing key corporate sustainability workstreams.
Corporate Sustainability Oversight
Given the importance of corporate sustainability to the long-term success of our business, our Board and its committees play a critical role in overseeing corporate sustainability matters.

Board of Directors
The Board is responsible for (i) oversight of corporate sustainability risks and opportunities and (ii) the integration of corporate sustainability into strategy, to the extent material to the business.

Nominating and Governance Committee
The Nominating and Governance Committee oversees and reviews annually (i) our policies and programs concerning ESG and our participation and visibility as a global corporate citizen; (ii) our sustainability performance; and (iii) the assessment and management of ESG risks affecting our business.

Corporate Sustainability Steering Committee
The purpose of the Corporate Sustainability Steering Committee is to (i) establish programs, policies and practices relating to corporate sustainability matters and (ii) assist the Nominating and Governance Committee in fulfilling its oversight responsibilities with respect to corporate sustainability matters. The Corporate Sustainability Steering Committee is comprised of the functional leads for Commercial, Operations, Human Capital, Finance and Legal and is chaired by the Company's Chief Legal Officer.

ESG Priority Assessment
In 2022, we conducted an ESG priority assessment, to guide our overall corporate sustainability strategy. The ESG Priority Assessment was designed to identify the corporate sustainability topics with the greatest impact on our business strategy, operations and value creation.
Our Sustainability Report is available at https://investors.dexcom.com/corporate-governance, which is provided for reference only and is not incorporated by reference in this Proxy Statement.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation Philosophy and Process
The general philosophy of our Board is that annual compensation for non-employee directors should reward them for a year of service in fulfilling their oversight responsibilities. As described more fully below, non-employee director compensation is in the form of equity, specifically time-based restricted stock units (“RSUs”), in order to align further the long-term interests of our non-employee directors with those of our stockholders. We do not compensate our Chief Executive Officer for his Board service in addition to his regular employee compensation. The Compensation Committee periodically evaluates the appropriate level and form of compensation for non-employee directors and recommends changes to our non-employee director compensation program, if any, to the Board when appropriate. The Compensation Committee considers the information, analysis and recommendations from the Compensation Committee’s independent consultant, which was Aon Hewitt Consulting Company ("Aon") for fiscal year 2023, including market data in connection with this evaluation when appropriate. Our Board reviews the Compensation Committee’s recommendations and then determines the amount of director compensation. Our Compensation Committee and Board assess pay relative to our peers and the market annually. In conducting that assessment for fiscal 2023, the Compensation Committee found that the per director average pay and total non-employee director compensation program generally were aligned with our peers' practices.

Non-Employee Director Compensation Arrangements
Our Board reviewed the Compensation Committee’s recommendations and approved the compensation for our non-employee directors for 2023 as follows:

Director Compensation Elements	Value-Based Equity Award ($)
Initial Appointment Equity Grant	500,000
Annual Equity Retainer Grant	325,000
Additional Annual Equity Grant for Committee Service
Audit Committee Chair	27,500
Compensation Committee Chair	20,625
Technology Committee Chair	20,625
Nominating and Governance Committee Chair	13,700
Lead Independent Director	40,000
Audit Committee Member	12,500
Compensation Committee Member	10,000
Technology Committee Member	10,000
Nominating and Governance Committee Member	7,500
The number of RSUs granted to our directors is calculated based on the value-based equity award amounts per the table above and the average closing price of our common stock for the 30-trading day period ending on the 5th business day prior to the grant date. Initial equity grants to our non-employee directors vest over three years in equal annual installments, subject to continued service. Annual equity grants to our non-employee directors are made at the Board meeting immediately following the annual meeting of stockholders and vest in one annual installment on the earlier of the one-year anniversary of the grant date or the date of the next annual meeting of stockholders, subject to continued service. The annual equity grant for general Board service will be prorated if a new non-employee director commences service less than 6 months prior to the next scheduled annual meeting of stockholders. Vesting of outstanding equity awards held by non-employee directors is accelerated in full upon a change in control of Dexcom.
All of our non-employee directors are reimbursed for their reasonable expenses in attending Board and committee meetings.

Non-Employee Director Stock Ownership Guidelines
Each non-employee director of our Board is required to hold a minimum number of shares of Dexcom stock with a value equal to two times his or her annual equity grant. Each non-employee director is required to acquire and thereafter maintain the required stock ownership within five years of becoming a member of the Board. Generally, ownership levels are determined by including stock acquired through open market purchases, shares vested and unvested pursuant to time-based RSUs. Non-employee directors may, however, sell enough shares to cover their income tax liability on vested equity awards. Non-employee directors who have met the guidelines are expected, absent unusual circumstances, to maintain compliance with their target ownership levels. All of our non-employee directors who have served five years or more on our Board are in compliance with the guidelines as of the Record Date.

2023 Director Compensation Table
During fiscal 2023, we did not pay or reimburse any expenses of our non-employee directors, except for reasonable expenses for attending Board and committee meetings. In addition, other than initial equity awards and annual retainers issued in the form of RSUs, we have not paid any other equity or non-equity compensation to our non-employee directors since 2011. The following table provides information for fiscal 2023 regarding all compensation awarded to each person who served as a non-employee director for some portion or all of fiscal 2023.

	Awarded during fiscal 2023		Unvested Shares as of December 31, 2023
Name	Stock Awards ($)(1)		Unvested RSUs (#)
Steven R. Altman	343,399		2,885
Nicholas Augustinos	362,205		3,043
Richard A. Collins	345,898		2,906
Karen Dahut	345,898		2,906
Rimma Driscoll	404,724	(2)	4,008
Mark G. Foletta	393,510		3,306
Bridgette P. Heller	346,493		2,911
Barbara E. Kahn(3)	348,398		2,927
Kyle Malady	343,399		2,885
Eric J. Topol, M.D.	346,493		2,911
Jay S. Skyler, M.D(4)	—		—
(1)These amounts reflect the grant date fair value of RSUs granted during fiscal 2023, computed in accordance with FASB ASC Topic 718. For a discussion of our valuation assumptions, see Note 1 and Note 9 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 8, 2024. For fiscal 2023, the annual non-employee director RSU awards were granted on May 18, 2023, and subject to vesting on the earlier of the one-year anniversary of the grant date and the next scheduled annual meeting of stockholders.
(2)Ms. Driscoll joined our Board in August 2023 and received a grant of 4,008 RSUs on August 24, 2023, based on a value-based grant of $500,000 and the average closing price of Dexcom common stock for the 30-trading day period ending on the fifth business day prior to the grant date.
(3)Dr. Kahn was not re-nominated for election to the Board at the Annual Meeting, and her term as a director will end on the date of the Annual Meeting.
(4)Dr. Skyler was not re-nominated for election to the Board at the 2023 annual meeting of stockholders and his term as a director ended in May 2023.

PROPOSAL NO. 2
Ratification of Independent
Registered Public Accounting Firm

☑
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

The Audit Committee has selected Ernst & Young LLP ("EY") as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and is seeking ratification of such selection by our stockholders at the Annual Meeting. EY has audited our financial statements since 2000. Representatives of EY are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of EY as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain EY. Even if the selection is ratified, the Audit Committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the company and our stockholders.
Ratification of the selection of EY as our independent registered public accounting firm requires the affirmative "FOR" vote of the holders of a majority of the shares of stock entitled to vote thereon that are present in person or represented by proxy at the Annual Meeting and are voted for or against the matter. Abstentions are not deemed to be votes cast on this proposal, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

Principal Accountant Fees and Services
The following table provides information regarding the fees billed for professional services rendered by EY for the fiscal years ended December 31, 2023 and 2022. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2023	2022
Audit Fees(1)	$4,202,076	$3,858,640
Audit-Related Fees	—	—
Tax Fees(2)	29,001	77,604
All Other Fees	—	—
Total Fees	$4,231,077	$3,936,244

(1) Audit Fees consist of professional services rendered in connection with the integrated audit of our consolidated financial statements and internal control over financial reporting, review of our interim consolidated financial statements included in quarterly reports, comfort letter procedures, and audit services rendered in connection with statutory and regulatory filings.

(2) Tax Fees relate to professional services rendered in connection with tax compliance, preparation of tax returns, and tax audits.

Pre-Approval Policies and Procedures
As set forth in the charter of the Audit Committee, the Audit Committee pre-approves the fees and other significant compensation to be paid to, and all audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law, including without limitation policies that would allow the delegation of pre-approval authority to one or more members of the Audit Committee, provided that any pre-approval decision is reported to the Audit Committee at its next scheduled meeting.

Report of the Audit Committee of the Board
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Dexcom under the U.S. Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, unless and only to the extent that Dexcom specifically incorporates it by reference.
The Audit Committee reviewed and discussed with Dexcom’s management and Ernst & Young LLP the audited consolidated financial statements of Dexcom for the year ended December 31, 2023. The Audit Committee has also discussed with Ernst & Young LLP such matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from Dexcom.
Based on the reviews and discussion referred to above, the Audit Committee recommended to the Board that such audited consolidated financial statements be included in Dexcom’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 8, 2024.

Audit Committee
Mark G. Foletta (Chair)
Richard A. Collins
Rimma Driscoll
Barbara E. Kahn

PROPOSAL NO. 3
Advisory Vote to Approve Named Executive Officer Compensation

☑
THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act, we are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our CEO, our CFO, and the next three most highly compensated executive officers during fiscal 2023 (our “Named Executive Officers” or “NEOs”) for the year ended December 31, 2023, as disclosed in this Proxy Statement in accordance with SEC rules, which includes the disclosure under “Compensation Discussion and Analysis” below, the compensation tables and the narrative disclosures following the compensation tables. This vote is commonly known as a “Say-on-Pay” vote.
This proposal is being submitted to enable stockholders to express views on the design and effectiveness of our compensation program for our Named Executive Officers. We are requesting that stockholders cast a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables) is hereby APPROVED by the Company’s stockholders, on a non-binding advisory basis.
We believe the compensation program for our Named Executive Officers was instrumental in helping us achieve strong performance in 2023, including generating a record full fiscal year 2023 revenue ("GAAP Revenue") as reported in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 8, 2024 ("Form 10-K") of $3.62 billion, an increase of $712.5 million, or 24%, as compared to 2022, and an increase of $1.17 billion, or 48%, as compared to 2021.
We encourage stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, for a more detailed explanation of the compensation of the Named Executive Officers.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Consistent with the recommendation of our Board and the preference of our stockholders, as reflected in the non-binding advisory vote on the frequency of future Say-on-Pay votes held at our 2023 annual meeting of stockholders, we intend to hold a “Say-on-Pay” vote every year, which we believe will allow for a meaningful evaluation period of performance against our compensation practices. Accordingly, the next “Say-on-Pay” advisory vote is expected to be held at the 2025 annual meeting of stockholders. This policy will remain in effect until the next stockholder vote on the frequency of non-binding advisory votes on the compensation of our Named Executive Officers, which is expected to be held at the 2029 annual meeting of stockholders.
As an advisory vote, this proposal is not binding upon us. However, our Board and the Compensation Committee value the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.
Approval of the non-binding advisory vote on the compensation of the Company’s Named Executive Officers requires the affirmative "FOR" vote of the holders of a majority of the shares of stock entitled to vote thereon that are present in person or represented by proxy at the Annual Meeting and are voted for or against the matter. Abstentions and broker non-votes are not deemed to be votes cast on this proposal, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with Dexcom, and other biographical information as of March 27, 2024, are set forth below:

Name	Age	Position
Kevin R. Sayer	66	Chairperson, President and Chief Executive Officer
Jereme M. Sylvain	44	Executive Vice President, Chief Financial Officer
Michael J. Brown	54	Executive Vice President, Chief Legal Officer
Matthew Dolan	43	Executive Vice President, Strategy, Corporate Development and Dexcom Labs
Teri L. Lawver	57	Executive Vice President, Chief Commercial Officer
Jacob S. Leach	46	Executive Vice President, Chief Operating Officer
Sadie M. Stern	49	Executive Vice President, Chief Human Resources Officer
The following is biographical information as of March 27, 2024, for our executive officers, with the exception of Kevin Sayer, our Chairperson, President and Chief Executive Officer, who is discussed above under "Proposal No. 1 Election of Directors - Nominee Director Biographies".

Jereme M. Sylvain
Executive Vice President, Chief Financial Officer

Jereme M. Sylvain has served as our Chief Financial Officer since March 2021, and has served as our Chief Accounting Officer since March 2020. Prior to his role as Chief Financial Officer, Mr. Sylvain served as our Senior Vice President, Finance and Chief Accounting Officer since March 2020, and joined Dexcom in September 2018 as our Vice President, Finance and Corporate Controller. Prior to joining Dexcom, Mr. Sylvain held various positions at NuVasive, Inc., including Vice President, Corporate Controller and Chief Accounting Officer from August 2016 to September 2018 and Vice President, Corporate Controller from March 2014 to August 2016. Prior to joining NuVasive, Inc. Mr. Sylvain held the role of Senior Director, Finance with Thermo Fisher Scientific, where he was responsible for global accounting for the life sciences solutions group. Mr. Sylvain joined Thermo Fisher Scientific in February 2014, following its acquisition of Life Technologies Corporation. From July 2007 to February 2014, Mr. Sylvain held multiple finance and accounting roles at Life Technologies and its predecessor, Invitrogen Corporation. Prior to joining Invitrogen, Mr. Sylvain worked for the public accounting firm Ernst & Young LLP. Mr. Sylvain obtained his Certified Public Accounting license after receiving a B.A. in Finance from Arizona State University and a M.S. in Accountancy from the University of Notre Dame.

Michael J. Brown
Executive Vice President, Chief Legal Officer

Michael J. Brown is Executive Vice President and Chief Legal Officer at Dexcom, where he has worldwide responsibility for all legal and intellectual property matters. Before joining Dexcom in 2022, Mr. Brown was a partner at DLA Piper, from January 2017 until January 2022, where he served as outside general counsel to companies, advised on important business and legal issues, assisted with corporate governance and executed mergers and acquisitions and financings. Prior to DLA Piper, he was a partner at Stradling Yocca Carlson & Rauth, where he represented emerging and public technology, life science and other growth companies. Prior to Stradling Yocca Carlson & Rauth, Mr. Brown served as outside General Counsel for several high-growth companies. Mr. Brown earned his J.D. from the University of Virginia School of Law and his B.A. from the University of Washington. Mr. Brown is a board member of Riding on Insulin, a non-profit organization that connects the global diabetes community through action sports.

Matthew Dolan
Executive Vice President, Strategy, Corporate Development and Dexcom Labs

Matthew Dolan has served as our Executive Vice President of Strategy, Corporate Development & Dexcom Labs since September 2022. Mr. Dolan joined Dexcom in 2015 and has held various positions of increasing responsibility. Prior to his current role, Mr. Dolan held the role of Senior Vice President of Strategy, Corporate Development and New Markets from March 2021 to September 2022, and Senior Vice President and General Manager, New Markets from March 2020 to March 2021. Prior to that, Mr. Dolan was Vice President and General Manager, New Markets from May 2019 to March 2020. From March 2017 to May 2019, he served as Vice President of Corporate Development, and held the position of Senior Director, Corporate Affairs from November 2015 to March 2017. In his current role, Mr. Dolan is responsible for Dexcom’s corporate strategy and development functions, including long-range planning, strategic and competitive intelligence, partnerships, and M&A. Since its inception in 2019, he oversees the Dexcom Labs incubator, focused on expanding the company’s value proposition across new areas of growth for both its Continuous Glucose Monitoring and other sensing capabilities. Mr. Dolan's past responsibilities included support of Dexcom’s Investor Relations efforts. With 20 years of experience in the medical technology space, Mr. Dolan began his career as an equity analyst. Prior to Dexcom, he served as Senior Research Analyst at Roth Capital Partners, followed by a leadership role in strategy and business development at Volcano Corporation for three years through the company’s acquisition by Philips in 2015. Mr. Dolan holds a Bachelor’s degree in Economics/Pre-Medicine from Northwestern University.

Teri L. Lawver
Executive Vice President, Chief Commercial Officer

Teri L. Lawver has served as Executive Vice President and Chief Commercial Officer of Dexcom since January 2023. Prior to Dexcom, Ms. Lawver held a variety of leadership roles at Johnson & Johnson Corporation from 2002 to 2023, including Worldwide Vice President, Immunology from 2017 to 2023, and Global Vice President, Cardiovascular & Metabolism from 2013 to 2017. Prior to joining Johnson & Johnson, Ms. Lawver was an Associate Principal at McKinsey & Company from 1995 to 2002. Ms. Lawver holds an M.B.A. from Duke University’s Fuqua School of Business, and a Bachelor of Science degree from Georgetown University.

Jacob S. Leach
Executive Vice President, Chief Operating Officer

Jacob S. Leach has served as our Executive Vice President and Chief Operating Officer since August 2022, and previously served as our Executive Vice President, Chief Technology Officer from October 2018 to August 2022, Senior Vice President of Research and Development from January 2015 to October 2018, and previously served as our Vice President of Research and Development from January 2011 to January 2015. From February 2010 to January 2011, he served as our Senior Director of Research and Development, from September 2008 to February 2010, he served as our Director of Research and Development, from January 2007 to February 2010 he served as our Manager of Hardware Engineering, and from March 2004 to January 2007 as Senior Electrical Engineer. From 1996 to 2004, Mr. Leach held positions in research and development at MiniMed and subsequently Medtronic Diabetes, focusing on the development of glucose sensing systems. Mr. Leach holds a Bachelor of Science degree in Electrical Engineering with a minor in Biomedical Engineering from the University of California, Los Angeles.

Sadie M. Stern
Executive Vice President, Chief Human Resources Officer

Sadie M. Stern has served as our Executive Vice President and Chief Human Resources Officer since September 2020. From October 2017 to September 2020, Ms. Stern was employed by 3D Systems Corporation, most recently as Executive Vice President, People and Culture. From January 2012 until October 2017, Ms. Stern served as Senior Director, Human Resources of Qualcomm. Ms. Stern has also worked at LG Electronics and The Walt Disney Company, and received a Bachelor of Arts in English from San Diego State University and a Masters of Arts in Higher Education from the University of Denver.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy and programs, the compensation arrangements for our named executive officers (our “NEOs”) for the year ended December 31, 2023 ("fiscal 2023"), the material decisions the Compensation Committee of the Board (the "Compensation Committee") made regarding those programs and arrangements during fiscal 2023, and the material factors considered in making those decisions. The Compensation Committee has the principal responsibility for overseeing all executive officer and director compensation, and in doing so establishes, implements and continually monitors adherence to our compensation philosophy and objectives.
Our NEOs for fiscal 2023 are:

2023 NAMED EXECUTIVE OFFICERS

Kevin R. Sayer
Chairperson, President & Chief Executive Officer

Jereme M. Sylvain
EVP, Chief Financial Officer

Michael J. Brown
EVP, Chief Legal Officer

Teri L. Lawver
EVP, Chief Commercial Officer

Jacob S. Leach
EVP, Chief Operating Officer

Fiscal 2023 Corporate Performance
Executive Summary
We are a medical device company primarily focused on the design, development and commercialization of CGM systems for the management of diabetes by patients, caregivers, and clinicians around the world. Operating in a novel technology category that we believe remains under-penetrated, our overarching objective is to both advance our technology platform and grow our product revenue, each as quickly and sustainably as possible.

Key Highlights(1) for fiscal 2023 include the following:

Reported Revenue	Gross Profit	Operating Income	Net Income
$3.62 billion	$2.29 billion	$597.7 million	$541.5 million
up 24% from 2022	up 22% from 2022	up 53% from 2022	up 59% from 2022

(1) The financial figures listed as key highlights are presented on a GAAP basis, as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 8, 2024.

Financial Flexibility
Cash, Cash Equivalents, & Short-term Marketable Securities	Working Capital	Operating Cash Flows	Available Line of Credit
$2.72 billion	$2.87 billion	$748.5 million	$192.6 million

Our balance sheet remains strong, with $2.72 billion in cash, cash equivalents and short-term marketable securities as of December 31, 2023. This continues to provide us with significant financial and strategic flexibility to support our growth initiatives, including production capacity expansion and exploring new market opportunities.

Strategic Achievements
•	Launched Dexcom G7 CGM system into several new markets, including the United States.
•
Significantly expanded access in the United States with new coverage for people with type 2 diabetes using basal, or background, insulin only and non-insulin using individuals that experience hypoglycemia.

•	Filed Stelo, our new 15-day sensor designed for people with type 2 diabetes who do not use insulin, with the Food and Drug Administration (FDA) in the fourth quarter.

Our financial and operational success continues to translate into sustained long-term stock price growth for the benefit of our stockholders. The following tables depict our Total Shareholder Return (“TSR”) for the one, three and five-year periods ended December 31, 2023.

Fiscal 2023 Compensation Overview
Given the focus on reducing healthcare costs, trends in the healthcare industry and changing regulation, the pricing pressure from payors, and increased competition, we anticipated that it would be challenging to maintain a rapid rate of growth during fiscal 2023; nevertheless, we expected our business to achieve:
•substantial increases in revenue;
•increases to our operating income; and
•various performance goals to maintain and advance our technology advantage and commercial deployment.
When designing our fiscal 2023 executive compensation program, the Compensation Committee considered the program objectives set forth below, our fiscal 2023 budget, and the intense competition for executive talent within the medical technology and broader technology and life science sectors. The Compensation Committee’s overall objective was to compensate our executive officers, including our NEOs, in a manner that attracts and retains the caliber of individuals needed to manage and staff a demanding and high-growth business in a rapidly evolving, innovative and competitive industry. As a result, with respect to our executive compensation program, in fiscal 2023 the Compensation Committee:
•maintained our base salary and target total cash compensation levels for our NEOs generally within the market range of our compensation peer group;
•continued to allocate a meaningful proportion of target total cash compensation to our annual cash incentive award plan, which we refer to as our Management Bonus Plan (the “2023 Bonus Plan”);
•maintained adjusted revenue, non-GAAP operating margin and, for our CEO, strategic operating goals as the company performance metrics in the 2023 Bonus Plan;
•paid out 2023 Bonus Plan awards to our CEO and other NEOs based on the company's strong achievement of its metrics, as well as individual performance;
•maintained performance-based restricted stock units ("PSUs") and time-based restricted stock units ("RSUs") in our equity compensation program, which were granted based on expected future contributions of each executive officer;
•consistent with prior years, PSUs represented 50% of our CEO's and 20% of our other NEOs' total equity compensation to ensure alignment with continued company growth and stockholder return, and in fiscal 2024, we increased the PSU component for our other NEOs to 30% to further drive performance;
•maintained one-year adjusted revenue and three-year relative stockholder return as our metrics in our PSUs to drive company growth and stockholder return; and
•maintained strong governance policies and practices.

Comparison of CEO Compensation to Company Performance
The following graph depicts our CEO’s total direct compensation, as disclosed in the section entitled "Summary Compensation Table", compared to cumulative total return among Dexcom, the S&P 500, and the S&P Health Care Equipment Index over the last five fiscal years, showing alignment between our CEO’s compensation and Dexcom’s strong financial and operational performance resulting in delivery of positive returns over such time.
The graph assumes that $100 was invested in Dexcom common stock and in each of the indices on December 31, 2018 and that all dividends were reinvested. The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of Dexcom’s common stock.
When determining Mr. Sayer’s compensation for fiscal 2023, the Compensation Committee considered absolute TSR and our compound annual growth rate (“CAGR”) as disclosed in our 2023 Proxy Statement.
For fiscal 2023, our absolute TSR over the five years ending December 31, 2023 equals to 314% and our CAGR TSR over the five years ending December 31, 2023 equals 33%. Our philosophy is that a significant percentage of Mr. Sayer’s target total direct compensation opportunity should be at-risk and performance-based to align with short- and long-term stockholder interests.

Aligning CEO and NEO Pay with Performance
The charts below illustrate the target total annual direct compensation for our CEO and the average target total annual direct compensation of our other NEOs that was at-risk or variable, meaning it depends on performance, for fiscal 2023.

CEO
Compensation
Base Salary
Short-term Cash
Incentives
7%
14%
36%
43%
Long-term Equity
Incentives: PSUs
Long-term Equity
Incentives: RSUs
93% Variable Pay
Average Other NEO
Compensation
Base Salary
Short-term Cash
Incentives
11%
14%
11%
64%
Long-term Equity
Incentives: PSUs
Long-term Equity
Incentives: RSUs
89% Variable Pay
Base Salary
Short-Term Cash Incentives
Long-Term Equity Incentives: PSUs
Long-Term Equity Incentives: RSUs

Compensation Philosophy and Objectives
We have designed our executive compensation programs to support our near-term financial and strategic objectives and promote the long-term growth of our company, including long-term share price appreciation. Our compensation philosophy for all employees, including our executive officers, is to ensure that our compensation programs:
•motivate achievement of our key financial and strategic goals;
•relate directly to our corporate performance;
•align the interests of our executive officers with the interests of our stockholders;
•appropriately manage compensation-related risk within the context of our business; and
•provide a total compensation package that is competitive and enables us to attract, motivate, reward and retain talented executive officers and employees.
Different compensation elements are designed to reward short-term and longer-term performance with a common goal of increasing value for our key constituencies—patients, healthcare providers, stockholders and our employees. We believe the compensation of our executive officers and employees should reflect our performance as an organization in attaining key financial and operating objectives established by our Board, as well as their performance as individuals. In addition, we strive to promote an ownership mentality among our employees, including our executive officers, which we believe is best achieved through our equity incentive programs. To achieve these objectives, an important aspect of our overall compensation philosophy is to emphasize equity and performance-based incentive compensation, which we believe best aligns the interests of our employees and our stockholders.

2023 Executive Compensation Policies and Practices at a Glance

WHAT WE DO	WHAT WE DO NOT DO

☑       Pay for Performance philosophy and culture
☑       Majority of pay is “at risk,” delivered via long-term equity and annual cash incentives
☑       Compensation Committee selects and engages its own independent advisor and all Compensation Committee members are independent directors
☑       Compensation Committee reviews external competitive market data when making compensation decisions and annually reviews our compensation peer group
☑       CEO is subject to a one-year post-vesting holding period on all time-based equity awards
☑       Stock ownership guidelines that apply to our executive officers and our board of directors
☑       Nasdaq-compliant compensation Clawback Policy
☑       Annual risk assessment of our compensation program
☑       Annual Say-on-Pay vote

☒       No pledging or hedging of Company securities
☒       No excessive perquisites
☒       No guaranteed minimum bonuses or equity awards
☒       No discounted stock options or stock appreciation rights. Our A&R 2015 EIP prohibits the repricing of stock options or stock appreciation rights without stockholder approval
☒       No single trigger acceleration of vesting upon a change in control
☒       No excise tax gross-ups

Stockholder Advisory Vote on Executive Compensation
At our 2023 annual meeting of stockholders our stockholders expressed support for our executive compensation program, with 93% of the votes cast (excluding abstentions and broker non-votes) voting in favor of the compensation of our NEOs (commonly known as a “Say-on-Pay” vote).
The Compensation Committee reviewed the results of the Say-on-Pay vote when designing our fiscal 2024 executive compensation program, and concluded based on the results of such vote and the stockholders’ endorsement of our fiscal 2022 executive compensation program that our executive compensation program was operating as anticipated. Consequently, the Compensation Committee did not make any significant changes to our executive compensation program for fiscal 2024. The Compensation Committee will continue to consider stockholder feedback and the results of the company’s Say-on-Pay votes when making future compensation decisions for our NEOs.
A vote on the frequency of future Say-on-Pay votes (commonly known as a “Say-on-Frequency” vote) is required every six years, and as such, we currently expect to hold the next Say-on-Frequency vote at our 2029 annual meeting of stockholders.

Compensation Decision-Making Process
Role of Compensation Committee
The Compensation Committee oversees and approves the compensation of our NEOs, including establishing the performance metrics for our incentive plans.
As part of the decision-making process, the Compensation Committee reviews and considers:
•competitive market information and peer group data provided by Aon, its independent compensation consultant, for each NEO
•executive officer performance during the prior year and objectives for the year ahead, together with the officer's responsibilities and experience level;
•our overall fiscal performance compared to our fiscal objectives and performance targets, strategic and operational performance and our stockholder returns.
The relative weight given to each of these factors varies with each individual at the discretion of the Compensation Committee.

Role of Management
Management provides data, analyses, input and recommendations to the Compensation Committee through our CEO, including a review of each executive officer’s performance and contribution during the prior year. Management also provides such data, analyses, input and recommendations directly to Aon. Our CEO, with the support of management representatives from our human resources, finance and legal departments, provides input on compensation levels and structures for the Compensation Committee to consider when determining each element of compensation. The Compensation Committee gives significant weight to our CEO’s evaluation of each executive officer’s performance and recommendations of appropriate compensation (other than the CEO's own compensation). However, the Compensation Committee’s decisions are made by the Compensation Committee in its sole discretion, and outside of the presence of any affected executive officers. The Compensation Committee determines our CEO's compensation, aided by input from Aon.
Role of Compensation Consultant
The Compensation Committee has engaged Aon, an independent compensation consultant, during fiscal 2022 and 2023 to advise the Compensation Committee on executive compensation practices for fiscal 2023. In fiscal 2023, the Compensation Committee conducted an assessment of Aon’s independence pursuant to the SEC rules and Nasdaq listing standards and concluded that Aon’s work did not give rise to any conflict of interest.

Compensation Peer Group
During fiscal 2023, the Compensation Committee directed Aon to complete a competitive analysis of our executive compensation program. In connection with this analysis, Aon analyzed both publicly available data from the companies in our compensation peer group (as described below) and compensation survey data, while also obtaining historical data and insight into our previous compensation practices.
In its analysis, Aon used a peer group of publicly traded companies that are directly comparable in size and industry to ours, and which compete with us for valued employees in the medical device and technology and broader life science and technology sectors. In addition, the companies in this peer group are generally in similar stages of their business lifecycle within the medical or broader life science and technology sectors, and generally had similar annual revenues, annual revenue growth, market capitalization, and/or headcount.
This compensation peer group was updated and approved by the Compensation Committee in advance of making decisions with respect to fiscal 2023 executive compensation (the list below reflects peer group updates approved in 2022 to guide 2023 compensations decisions). The primary specific criteria used to review and update the peer group consisted of the following:

Compensation Peer Group Criteria

Revenue	Industry	Market Capitalization

Trailing twelve months revenue that, at the time of the analysis, generally fell within the range of 0.5 to 2.5 times our revenue.	Medical technology and device and broader high-growth life science and technology companies.	Market capitalization that, at the time of the analysis, generally fell within a range of 0.3 to 3.0 times our market capitalization.
Application of this criteria resulted in minor changes in the peer group, adding and removing companies outside the specific medical device industry that better reflect Dexcom’s size, value and growth. One company, Cerner Corporation, was removed from the peer group, and one company was added, as indicated below. For fiscal 2023 compensation decisions, the compensation peer group approved by the Compensation Committee was comprised of the following companies:

Fiscal 2023 Peer Group Companies
ABIOMED, Inc.**	Illumina, Inc.
Agilent Technologies, Inc.	Insulet Corporation
Align Technology, Inc.	Intuitive Surgical, Inc.
BioMarin Pharmaceutical Inc.	Masimo Corporation
Docusign, Inc.	ResMed Inc.
Edwards Lifesciences Corporation	Seagen Inc.**
Exact Sciences Corporation	Splunk Inc.
Hologic, Inc.*	Veeva Systems Inc.
IDEXX Laboratories, Inc.

* New peer group companies added for fiscal 2023.
** Peers that have since been acquired. ABIOMED, Inc was acquired by Johnson & Johnson. Seagen Inc was acquired by Pfizer Inc.

Competitive Positioning
The Compensation Committee generally seeks to position each executive officer’s target total direct annual compensation to fall around the median range for comparable positions at the companies in our compensation peer group. In addition, the Compensation Committee generally structures our executive compensation program so that outstanding performance (as measured against our compensation plan measures and related target levels) generates total annual compensation within the median target range. On the other hand, our compensation program is generally structured so that achievement below our plans’ objectives generates total annual compensation below the median target range, which reflects the Compensation Committee’s pay-for-performance philosophy.
The Compensation Committee determines each element of an executive officer’s pay or target total direct compensation to acknowledge the value, experience and potential the officer brings to the role, as well as the officer's ability and success in meeting key objectives and level of performance. The differences in compensation levels among our executive officers are also informed by the differences in the range of compensation for similar positions at the companies in our compensation peer group. However, the Compensation Committee does not benchmark its compensation decisions to any particular level or against any specific member of the peer group. Rather, it uses the peer group data as a factor in determining the appropriate levels of total compensation and each individual compensation element for our executive officers. In addition to the peer group data, the Compensation Committee also considers market information from the Radford Global Technology published compensation survey, which reflects the broader market in which we compete for talent.

Fiscal 2023 Compensation Elements
In fiscal 2023, the Compensation Committee designed our executive compensation program to focus our executive officers on leading our entire organization toward achieving both short-term and long-term strategic, financial and operational goals, and increasing stockholder value, without encouraging excessive risk-taking.
The table sets forth principal elements of compensation for our executive officers, including our NEOs.

Compensation Type	Description	Rationale

Base Salary (Cash)	Fixed cash compensation paid on a bi-weekly basis.
•Base salaries are intended to provide stable compensation to executive officers, enabling us to attract and retain skilled executive talent and maintain a stable leadership team.
•Designed primarily to be appropriate for our executive officers’ positions and responsibilities.
•Generally competitive with base salary levels in effect at peer group companies.

Annual Cash Bonus (Cash)
Annual cash bonus awards under the 2023 Bonus Plan that are contingent upon the achievement of annual financial and individual performance objectives, and for the CEO, additional strategic operational milestones, established by the Compensation Committee.
•Motivates achievement of core short-term strategic and financial results.

Long-term Equity Incentives (Stock)	Equity incentives, in the form of RSUs and PSUs. PSUs include financial objectives and multi-year relative shareholder return metrics.
•Motivates and rewards significant company performance with particular focus on our revenue growth and multi-year value creation.
•Increases alignment of our executive officers’ interests with the long-term interests of our stockholders.
•Encourages our executive officers to behave like owners.
•Enables retention.

Consistent with our compensation philosophy and objectives described above, an executive officer’s total direct compensation is based upon our company’s overall performance and the performance of that individual executive officer. We do not have a pre-established policy or target for allocating between fixed and variable compensation, which includes short-term cash compensation and long-term equity compensation, or among the different types of variable compensation, although the allocation is influenced by the Compensation Committee’s assessment of the compensation practices of the companies in the compensation peer group and our short-term and long-term strategic objectives.

Base Salary
We provide our executive officers with a base salary to compensate them for services rendered during the fiscal year. The Compensation Committee determines the base salaries for our executive officers based in part on its review of the prevailing compensation practices in our compensation peer group and the following factors: the executive officer’s scope of responsibilities, experience, performance and objectives for the year. The Compensation Committee generally strives to set the base salaries for each of our executive officers at or around the median of our compensation peer group but maintains flexibility as warranted.
On March 8, 2023, based on the considerations described above, the Compensation Committee approved the fiscal 2023 base salaries for our executive officers, including the NEOs. As a group, the Non-CEO NEOs’ base salaries increased by between 5% and 27% in fiscal 2023 as compared to fiscal 2022. Mr. Brown, Mr. Leach, and Mr. Sylvain received increases from March 2022 to March 2023 based on performance and comparison to external market data.
The salary of our CEO, Mr. Sayer, increased by 16% in fiscal 2023 as a result of the Compensation Committee’s assessment of his contribution toward Dexcom’s performance during 2022 and its review of base salaries paid to CEOs of the companies in our compensation peer group relative to our compensation philosophy, which showed that Mr. Sayer’s base salary was below the median of our peer group. The salary of our CFO, Mr. Sylvain, increased by 27% in fiscal 2023 as a result of company and individual performance, the criticality of his role, and market data considerations. All increases were made based on considerations of market data, company performance and individual performance and contribution.

Name	2023 Salary ($)	2022 Salary ($)	Change from 2022
Kevin R. Sayer	1,120,000	965,000	16%
Jereme M. Sylvain	554,260	436,425	27%
Michael J. Brown	551,250	525,000	5%
Teri L. Lawver	540,000	—	N/A	(1)
Jacob S. Leach	630,316	600,300	5%
(1) Ms. Lawver's annual base salary for fiscal 2023 was $540,000, which was negotiated in connection with her commencement of employment with us. Her annual salary for the period employed during fiscal 2023, prorated to reflect her hire date of January 9, 2023 was $528,164.

2023 Performance-Based Cash Bonus
The Compensation Committee believes that a meaningful portion of the target total cash compensation for each executive officer should be based on short-term company performance pursuant to our annual bonus plan. Our 2023 Bonus Plan was adopted under the terms of our omnibus Incentive Bonus Plan, which was approved in March 2021. The 2023 Bonus Plan is intended to motivate our executive officers to achieve a combination of financial and individual performance objectives, which include strategic operational milestones for our CEO, set by the Compensation Committee that are consistent with and support our annual operating plan. The individual performance of each of our NEOs is based on a qualitative assessment and determined by the Compensation Committee (with input from the CEO for the other NEOs). Generally, the financial goals are developed through our annual financial planning process, during which management and the Compensation Committee assess our operating environment and build projections on anticipated results. Such target performance objectives are then reviewed and approved by the Compensation Committee and set forth in objective terms in the bonus plan, and may be based on annual financial and operational performance objectives established by our Board. For fiscal 2023, the Compensation Committee set an overall cap on annual cash bonus payouts of 200% of the total target payout opportunity for each NEO under the 2023 Bonus Plan.
Our Compensation Committee approved the 2023 Bonus Plan in March 2023 with the terms and conditions for the NEOs described below.
Non-GAAP Financial Measures
The "Compensation Discussion and Analysis" section of this Proxy Statement contains Non-GAAP financial measures, including Adjusted Revenue and Non-GAAP Operating Margin measured on a company-wide basis. A reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures is included in Annex A.
2023 Executive Annual Cash Bonus Formula and Design
Each NEOs’ annual bonus is calculated by multiplying the NEO’s Target Annual Cash Bonus by the Financial Performance Multiplier, as discussed below. The resulting amount may then be adjusted up or down by the individual’s Individual Performance Multiplier for the year. The Individual Performance Multiplier can increase the amount to a maximum of 200% of the NEO’s target bonus or decrease the amount to zero.

2023 Bonus Plan Payout Formula

Base Salary (1)	x	Target Annual Cash Bonus %	x	Financial Performance Multiplier	x	Individual Performance Multiplier	=	Annual Cash Bonus

(1) Based on the salary earned for fiscal year 2023.

2023 Bonus Plan Key Terms	Definitions

Annual Cash Bonus
The annual cash bonus to be paid to the NEOs under the 2023 Bonus Plan determined by multiplying the Target Annual Cash Bonus by achieved Financial Performance Multiplier, and achieved Individual Performance Multiplier. The annual cash bonus could be prorated based on hire date, promotions or salary changes throughout the fiscal year.

Target Annual Cash Bonus	The target annual cash bonus is the NEO's base salary multiplied by a percentage set by the Compensation Committee.

Financial Performance Multiplier	The multiplier applicable to the annual cash bonus based on the sum of the Financial Performance Components.

Financial Performance Components
The sum of the individual components that make up the Financial Performance Multiplier, which includes the Adjusted Revenue Component, the Non-GAAP Operating Margin Component, and, for the CEO, the CEO Strategic Initiative Component.

Adjusted Revenue Component
The Adjusted Revenue Component is based on an adjusted revenue metric set by the Compensation Committee. Adjusted revenue is defined as reported revenue as filed in our Form 10-K with the SEC on February 8, 2024, excluding the effect of acquisitions/dispositions of subsidiaries or group of assets not contemplated in the budget and excluding the effect of foreign currency fluctuations relative to the budgeted rate. The budget rate is the rate determined annually. ("2023 Adjusted Revenue"). See Annex A for a reconciliation to GAAP Revenue.

Non-GAAP Operating Margin Component	The Non-GAAP Operating Margin Component is based on Non-GAAP Operating Income as defined and calculated as set forth on Annex A divided by GAAP Revenue ("Non-GAAP Operating Margin").

CEO Strategic Initiative Component	The CEO Strategic Initiative Component is comprised of pre-established milestones set by the Compensation Committee.

Individual Performance Multiplier
The Individual Performance Multiplier is based on the individual's performance throughout the fiscal year and determined by the Compensation Committee. The Individual Performance Multiplier can increase the final Annual Cash Bonus payout up to a maximum of 200% or reduce it to a minimum of 0%.

Target Annual Cash Bonus
The Compensation Committee approved the 2023 Target Annual Cash Bonus percentages for our CEO and our other executive officers, including the other NEOs. Target Annual Cash Bonus percentages are determined after reviewing compensation peer group and other market data presented by Aon. The Target Annual Cash Bonus for each of our NEOs was as follows:

Name	2023 Target Annual Cash Bonus (%)	2022 Target Annual Cash Bonus (%)
Kevin R. Sayer	130%	125%
Jereme M. Sylvain	75%	75%
Michael J. Brown	75%	75%
Teri L. Lawver	75%	N/A
Jacob S. Leach	75%	75%

Financial Performance Multiplier
Achievement at the threshold, target, and maximum levels indicated above result in bonus pool funding with respect to the Financial Performance Components at 50%, 100%, and 175%, respectively. If the threshold goal is not achieved for a Financial Performance Component, there is no payout for that measure and the total payout opportunity for each Financial Performance Component is capped at 175%.
In March 2023, the Compensation Committee approved the following components to constitute the Financial Performance Multiplier under the 2023 Bonus Plan. See Annex A for reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. Achievement between threshold, target and maximum is determined on a sliding scale. In March 2023, the Compensation Committee approved the following components to constitute the Financial Performance Multiplier under the 2023 Bonus Plan.
•Adjusted Revenue Component was selected as the primary measure to determine annual cash bonuses since it is a key indicator of our growth in terms of customers and utilization of our products. No portion of the 2023 cash bonuses attributable to the Adjusted Revenue Component was to be paid unless we met a specified minimum 2023 Adjusted Revenue threshold level for fiscal 2023 of at least $3.22 billion. The Compensation Committee believed the 2023 Adjusted Revenue threshold to be challenging but achievable, requiring strong performance from each of our NEOs. Actual achievement of the Adjusted Revenue Component was $3.61B, as noted above.
•Non-GAAP Operating Margin Component was selected as a second key measure to determine the 2023 annual cash bonuses to provide our NEOs with an incentive to increase our operating income as we continue to work towards achieving and maintaining profitability. No portion of the 2023 annual cash bonuses attributable to the Non-GAAP Operating Margin Component was to be paid unless we met a specified minimum Non-GAAP Operating Margin threshold for fiscal 2023 of at least 14.50%. The Non-GAAP Operating Margin threshold was established at a level that the Compensation Committee believed was challenging but achievable, requiring the Non-GAAP Operating Margin to meaningfully grow, and would require strong performance by each of our executive officers. Actual achievement of the Non-GAAP Operating Margin Component was 19.8%, as noted above.
Achievement below threshold for the Adjusted Revenue Component and Non-GAAP Operating Margin Component may result in no payout of the Annual Cash Bonus. However, the Board of Directors retains discretion for bonus payouts if the performance achieved is below threshold, but it did not exercise this discretion in fiscal 2023.
•CEO Strategic Initiative Component. Strategic initiative milestones, applicable only to the CEO, were selected as a third key measure for the CEO's annual cash bonus opportunity given the importance of continuing to develop our pipeline, commercialize our products, and increase our organizational efficiency. Under the 2023 Bonus Plan, 20% of the CEO's target annual cash bonus opportunity was tied to achieving certain strategic initiative milestones selected by the Compensation Committee for fiscal 2023. The CEO’s strategic initiatives are related to organizational structure development, the development of certain products, and our product roadmap. These strategic initiative milestones were designed to directly impact our ability to advance our product portfolio, increase revenue, increase our organizational efficiency, and increase the overall value of the Company in the future. The Compensation Committee and the Board evaluated and weighed the level of achievement by the CEO of each of these milestones, and determined that they were achieved at 100%. As a result, it did not increase or decrease the CEO's financial performance metric outcome. If all milestones are achieved, the CEO Financial Performance Multiplier is equal to the Company Financial Performance Multiplier. In the event that milestones are not 100% achieved, the Financial Performance Multiplier may be less due to partial achievement.
These achievements of the Financial Performance Components resulted in an aggregate payout of 140% for our CEO and other NEOs prior to the application of the Individual Performance Multiplier described below.
Individual Performance Multiplier
Individual Performance Multipliers for each NEO (other than the CEO) were determined by the Compensation Committee after receiving our CEO’s evaluation of the other executive officers’ individual performance and contributions throughout the year and his recommendation regarding each officer’s individual performance multiplier. These individual objectives were tailored based on the executive’s role, responsibilities, and oversight. If the Individual Performance Multiplier determined for a NEO is zero, then the annual cash bonus may equal zero, regardless of the Financial Performance Multiplier achieved.
Fiscal 2023 Actual Bonus Paid
The following table presents information relating to the actual bonus paid under the 2023 Bonus Plan for each NEO.

Name	Salary ($)		2023 Target Annual Cash Bonus (%)	Target 2023 Bonus ($)	Actual 2023 Bonus Paid(1) ($)
Kevin R. Sayer	1,092,822	(2)	130%	1,420,669	1,988,948
Jereme M. Sylvain	533,599	(2)	75%	400,199	560,279
Michael J. Brown	546,647	(2)	75%	409,985	660,077	(3)
Teri L. Lawver	528,164	(4)	75%	396,123	554,573
Jacob S. Leach	625,053	(2)	75%	468,790	656,305
(1) The product of the multipliers and the Target Annual Cash Bonus may not equal the actual bonus paid due to rounding.
(2) As the 2023 annual base salary was effective in March 2023, the salary has been prorated accordingly.
(3) Mr. Brown's Individual Performance Multiplier for the 2023 Bonus Plan was 115%.
(4) Ms. Lawver's annual base salary for fiscal 2023 was $540,000. Her annual salary for fiscal 2023 reflected in this table is prorated to reflect her hire date of January 9, 2023. Her 2023 bonus was calculated based on her prorated salary.

Equity Awards Granted in 2023
Because of the direct relationship between the value of our equity awards and the fair market value of our common stock, we believe that granting RSUs and PSUs is the best method of motivating our executive officers in a manner that aligns their interests with our long-term strategic direction and the interests of our stockholders, and helps reduce the possibility that they make business decisions that favor short-term results or individual compensation at the expense of long-term value creation. During fiscal 2023, our CEO’s annual equity awards were evenly split between RSUs and PSUs (at target) and our other NEOs’ annual equity awards were split between 80% RSUs and 20% PSUs. In early fiscal 2024, our Compensation Committee determined to retain the CEO’s even split between RSUs and PSUs and to increase the performance-component of the other NEOs’ equity awards by granting 70% RSUs and 30% PSUs. This increase in the PSU component further aligns incentives among our senior management team and aligns a greater amount of our NEO compensation to the achievement of long-term performance objectives.
The Compensation Committee grants equity awards to our executive officers based upon prior performance, market data and the importance of retaining their services and with the goal of providing each executive officer with an incentive to manage from the perspective of an owner with an equity stake in the business to help us attain our long-term goals. The Compensation Committee also regards equity awards as a key retention tool.
The retentive aspect of our equity award program is a very important factor in our determination of the type of award to grant and the number of shares underlying the equity award that are granted due to the highly competitive market for experienced management in our industry. The Compensation Committee considers market data in addition to the number and value of vested and unvested equity awards currently held by our executive officers in determining the need for, and size of, additional awards. Typically, we grant equity awards to our executive officers shortly following their commencement of employment with us ("New Hire RSUs") and annually in conjunction with the release of our fiscal year-end earnings results ("Annual RSUs" and "Annual PSUs").
Consistent with prior years, in fiscal 2023, the Compensation Committee granted RSU and PSU awards to our NEOs. The PSUs motivate recipients to achieve key long-term financial and strategic goals. The RSUs are complementary to the PSUs because they have upside potential but deliver some value even during periods of market or stock price underperformance, providing a retention incentive and reinforcing an ownership culture and commitment to Dexcom.
New Hire RSUs granted to our NEOs at the time of hire vest over four years in equal annual installments from the date of grant. The target value of New Hire RSUs is determined based on individual negotiation and input from Aon. Annual RSU awards granted to our NEOs vest over three years in equal annual installments from the date of grant. PSUs are awarded annually to our NEOs and vest upon achievement of certain performances metrics (as certified by our Compensation Committee) and, continuous service. We grant a mix of annual RSU and PSU awards to NEOs based on their position within the Company as of the most recent fiscal year-end, collectively referred to as total annual equity awards. The Compensation Committee has the authority to allocate off-cycle equity grants based on business needs.
The following table illustrates the number of shares and value of our equity awards granted at target to our NEOs in fiscal 2023:

Name	PSU Shares (#)(1)(2)	RSU Shares (#)(1)(2)	Total Shares (#)(1)	Total Annual Equity Award Value ($)(2)	Grant Date Value ($)
Kevin R. Sayer	54,422	54,422	108,844	12,000,000	12,486,939
Jereme M. Sylvain	5,443	21,769	27,212	3,000,000	3,127,182
Michael J. Brown	5,443	21,769	27,212	3,000,000	3,127,182
Teri L. Lawver(3)	—	45,352	45,352	5,000,000	5,112,939
Jacob S. Leach	6,350	25,397	31,747	3,500,000	3,648,340
(1) The number of shares awarded is determined by dividing the allocated total annual equity award value by the average stock price over 30 consecutive days as of five business days prior to the grant date.

(2) The allocation of annual equity awards to NEOs in fiscal 2023 by type of award and title is shown below:
(3) Teri L. Lawver was hired on January 9, 2023. As such, she was not eligible to be granted Annual RSU or PSU awards for fiscal 2023. The RSU shares granted were composed entirely of New Hire RSU awards.

Position	PSUs (%)	RSUs (%)
CEO	50%	50%
Other NEOs	20%	80%

For fiscal 2024, this allocation for our CEO remains the same and the allocation for the other NEOs is 30% PSUs and 70% RSUs. Our Board and the Compensation Committee believe our equity award structure ensures continued focus on the long-term value of our business, aligns the interests of our executive officers with those of our stockholders and helps to retain highly talented executives.
The Annual RSU awards granted to the NEOs in fiscal 2023 vest over three years in equal annual installments from the date of grant. The New Hire RSU awards granted in 2023 to Ms. Lawver vest over four years in equal annual installments from the date of grant. See the subsection below entitled "2023 PSU Awards" for information regarding the terms of the PSU awards.
Overall, the Compensation Committee considered the management of our aggregate dilution in fiscal 2023 both with respect to our NEOs and our overall company budget and the need to maintain market competitive awards and reward performance when granting equity awards.

2023 PSU Award Formula and Design
The PSU award structure is described below.

PSU Award Formula (1)

Combined PSU Multiplier
Component	Target PSUs	X	Corporate Performance Multiplier	X	Relative TSR Performance Multiplier	=	Earned PSUs

CEO Weighting	50% of annual equity awards		0% - 160%		0% - 125%		0% - 200%

Other NEO Weighting	20% of annual equity awards		0% - 160%		0% - 125%		0% - 200%

(1) PSUs are awarded to all of our eligible executive officers, other than during their first year of service with us when they are eligible for a New Hire RSU award instead.

PSU Award Key Terms		Definitions

Target PSUs
The number of PSUs awarded at target as a percentage of the NEO's total annual equity award. Target assumes that the Corporate Performance Multiplier and the Relative TSR Performance Multiplier is achieved at 100%.

Earned PSUs		The number of PSUs earned after applying the unrounded Corporate Performance Multiplier and TSR Performance Multiplier achieved.

Corporate Performance Metric		The Corporate Performance Metric is based on Adjusted Revenue over the Corporate Performance Period.

Corporate Performance Multiplier		The multiplier applicable to the Target PSUs based on the Corporate Performance Metric achieved.

Relative TSR Performance Metric
The Relative TSR Performance Metric is the relative level of achievement of the Company’s total shareholder return (increase in stock price plus dividends) (“TSR”) as compared to the TSR of the companies that comprise the Nasdaq Composite Index (“Index”) over the applicable Relative TSR Performance Period.

Relative TSR Performance Multiplier		The multiplier applicable to the Target PSUs based on the Relative TSR Performance Metric achieved.

Combined PSU Multiplier		The product of the Relative TSR Performance Multiplier and Corporate Performance Multiplier.

Grant Year	Corporate Performance Metric	Corporate Performance Period	Relative TSR Performance Period
2023	2023 Adjusted Revenue (1)	January 1, 2023 through December 31, 2023	January 1, 2023 through December 31, 2025

(1) 2023 Adjusted Revenue is defined as reported revenue as filed in our Form 10-K with the SEC on February 8, 2024, excluding the effect of acquisitions/dispositions of subsidiaries or group of assets not contemplated in the budget and excluding the effect of foreign currency fluctuations relative to the budgeted rate. The budget rate is the rate determined annually.

2023 PSU Awards (Certification in 2026)
In fiscal 2023, we granted the NEOs (other than Ms. Lawver who received New Hire RSUs and became eligible for PSU grants in fiscal year 2024) PSUs (the "2023 PSUs") that are earned upon achievement of both a one-year Adjusted Revenue Corporate Performance Metric (2023 Adjusted Revenue) and a three-year Relative TSR Performance Metric. The Compensation Committee concluded that the one-year performance period for the Adjusted Revenue performance metric along with a three-year Relative TSR component, which adds to the long-term nature of the program, provided an appropriate balance between shareholder interests and having sufficient line of sight to set aggressive goals that reward high-caliber performance. The achievement of the Corporate Performance Metric was measured and certified in the first quarter of 2024 and the achievement of the Relative TSR Performance Metric will be certified in the first quarter of 2026. The Earned PSUs will vest subject to the NEOs' continued employment through certification by the Compensation Committee. Any Target PSUs that are not earned and vested at the time of certification or on the date of termination of employment shall automatically be forfeited, subject to the terms and conditions outlined in the section entitled “Severance and Change in Control Arrangements".
•Corporate Performance Metric (2023 Adjusted Revenue). 2023 Adjusted Revenue was selected as the Corporate Performance Metric since it is a key indicator of our growth in terms of customers and utilization of our products. The Compensation Committee recognized that at this time, the Company has a unique opportunity in the market and only a brief window to take maximum advantage of it. The 2023 Adjusted Revenue metric focuses executive officers on the Company’s critical priority of top line revenue growth, and incentivizes the CEO and other NEOs to grow the business and seize market share. It is measured over a one-year performance period in order to incentivize our leadership team and retain the flexibility to properly incentivize and reward performance.
•Relative TSR Performance Metric. The three-year Relative TSR Performance Metric balances this one-year revenue goal with a longer-term stock price appreciation goal. The three-year Relative TSR Performance Metric is measured against the Nasdaq Composite Index, starting January 1 of the year the PSU award is granted and ending December 31 of the third year after the grant date. The Compensation Committee selected the comparison group of the Nasdaq Composite Index for its stability and because it consists of companies with a certain caliber of performance required to remain on the index.
The table below shows the range of Corporate Performance Metrics based on 2023 Adjusted Revenue levels and their corresponding multiplier applicable to the 2023 PSUs. Corporate Performance Metric achievement between certain levels is measured on a straight-line interpolation basis, and the corresponding Corporate Performance Multiplier is likewise determined on a corresponding straight-line interpolation basis. If the Corporate Performance Metric Achievement for the 2023 PSUs is less than the minimum amount specified by the Compensation Committee, no PSUs are eligible to vest.

Range	Corporate Performance Metric Achievement (2023 Adjusted Revenue)	Corporate Performance Multiplier (as a Percentage of Target PSUs) (%)
Minimum	Less than $3.22 Billion	0%
Target	$3.37 Billion	100%
Maximum	$3.62 Billion	160%

The table below shows the multiplier applicable at each level of achievement under the Relative TSR Performance Metric over the applicable performance period. The target is at the 60th Percentile, requiring above median performance, which is rigorous and challenging. Relative TSR Performance Metric achievement between certain levels will be measured on a straight-line interpolation basis, and the corresponding Relative TSR Performance Multiplier will likewise be determined on a corresponding straight-line interpolation basis. If the Relative TSR Performance Metric achievement is less than the 10th Percentile set forth in the table below, the Relative TSR Performance Multiplier shall be zero and no PSUs will become Earned PSUs, regardless of the level of achievement of the Corporate Performance Metric.

Relative TSR Performance Metric Achievement (Company Percentile Rank as Compared to Index Companies)	Relative TSR Performance Multiplier (as a Percentage of Target PSUs) (%)
Minimum (Less than 10th Percentile)	0%
Target (60th Percentile)	100%
Maximum (Greater than or equal to the 90th Percentile)	125%
The table below shows the range of the multipliers to determine the hypothetical number of Earned PSUs.

PSU Multiplier Calculation	Minimum Multiplier (%)	Target Multiplier (%)	Maximum Multiplier (%)
Corporate Performance Multiplier	0%	100%	160%
Relative TSR Performance Multiplier	0%	100%	125%
Combined PSU Multiplier	0%	100%	200%
The table below shows the range of modifiers applicable to the 2023 PSUs based on the Corporate Performance Metric achieved in fiscal 2023.

2023 PSU Hypothetical Multipliers Based on Achieved Corporate Performance Metric

Corporate Performance Metric (1 year)		Relative TSR Performance Metric (3 years)
Fiscal 2023 Adjusted Revenue	Achieved Corporate Performance Multiplier	Range	TSR Percentile	Applicable TSR Performance Multiplier	Combined PSU Multiplier(1)

$3.609 Billion	157%	Minimum	<10th Percentile	0%	0%

		Target	60th Percentile	100%	157%

		Maximum	≥90th Percentile	125%	197%

(1) The product of the multipliers may not equal the total due to rounding on the achieved Corporate Performance Multiplier.

The table below shows the number of 2023 PSUs each NEO can earn at different levels of achievement based on a hypothetical level and PSUs that could be earned based on the Corporate Performance Metric achieved in fiscal 2023.

	Hypothetical PSUs at Target and Maximum Opportunity for Relative TSR and Corporate Performance Multipliers		PSUs Eligible to be Earned Based on Achieved Corporate Performance Multiplier at Target and Maximum Relative TSR Performance Multipliers
	Combined PSU Multiplier at 100%	Combined PSU Multiplier at 200%	Combined PSU Multiplier at 157%	Combined PSU Multiplier at 197%
Name	PSUs at Target Relative TSR and Target Corporate Performance Multipliers (#) (1)	PSUs at Maximum Relative TSR and Maximum Corporate Performance Multipliers (#) (1)	PSUs at Target Relative TSR and Achieved Corporate Performance Multipliers (#) (1)	PSUs at Maximum Relative TSR and Achieved Corporate Performance Multipliers (#) (1)
Kevin R. Sayer	54,422	108,844	85,585	106,981
Jereme M. Sylvain	5,443	10,886	8,560	10,700
Michael J. Brown	5,443	10,886	8,560	10,700
Jacob S. Leach	6,350	12,700	9,987	12,483

(1) The product of the Target PSUs and Combined PSU Multiplier may not equal the number of PSUs due to rounding.
Health and Welfare Benefits
Except for certain severance and change in control agreements and the eligibility to participate in our executive non-qualified deferred compensation plan, each as described below, our executive officers are not entitled to any health and welfare benefits that are not otherwise available to all of our employees. In addition, we do not provide pension arrangements, or maintain non-qualified defined benefit plans, post-retirement health coverage (aside from COBRA benefits), or similar benefits for our executive officers. Our health and insurance plans are consistent for all employees.
Perquisites and Other Personal Benefits
We limit the perquisites and other personal benefits that we make available to our executive officers in an effort to conserve our financial resources. While we do not view perquisites or other personal benefits as a significant component of our executive compensation program, we provide limited perquisites for business-related purposes or that are necessary for the security of our executive officers. The Compensation Committee agreed to reimburse Ms. Lawver for commuting expenses, and federal, state, and other income taxes resulting from imputed income related to her commute from her principal residence to our San Diego, California headquarters, in order to facilitate and assist her in the performance of her duties.
In addition, we provide for personal security arrangements for Mr. Sayer that the Compensation Committee believed were reasonable and necessary in response to certain security threats received during 2023. We do not consider these security measures to be a personal benefit to Mr. Sayer, but instead appropriate expenses for the benefit of the Company that arise out of his employment responsibilities and that are necessary to his job performance and to ensure the safety of Mr. Sayer and his family. In determining to authorize these security arrangements, the Compensation Committee evaluated the need to respond to specific incidents and threats. Mr. Sayer did not participate in the decision to approve these enhanced security measures. Further, there are times when we have determined it is appropriate for an executive’s spouse or other guest to attend events related to our business. On certain of those occasions, we will pay for the travel expenses of the executive’s spouse or guest and will typically provide a tax gross up on the imputed income attributed to the spouse or guest’s travel. The value of these personal benefits is included in the executive officer’s income as required for tax purposes. In 2023, we paid for Mr. Sayer’s and Ms. Lawver’s spouses to attend the Company’s annual Circle of Excellence awards ceremony as well as for the related tax gross-up.
The costs of these commuting, security and travel benefits are reported in the “All Other Compensation” column of the “Summary Compensation Table” below.
In the future, we may provide other perquisites or other personal benefits to our Named Executive Officers when we believe it is appropriate and beneficial to our company’s business to assist an individual executive in the performance of his or her duties, to make our executive team more efficient and effective, and for security, recruitment, motivation, or retention purposes. Future practices with respect to perquisites or other personal benefits for executives will be subject to review and approval by the Compensation Committee.

Post-Employment Compensation
Each of our NEOs participates in our Amended and Restated Severance and Change in Control Plan (the “Severance & Change in Control Plan”) adopted in May 2023, which provides for specified payments and benefits if the NEO’s employment is terminated for a reason other than for cause, death or disability, or if the executive officer’s employment is terminated by the executive officer for good reason within 12 months of a change of control.
The Severance & Change in Control Plan is designed to facilitate our ability to attract and retain our executive officers as we compete for talent in a market where such protections are commonly offered. Further, the plan enables us to avoid the loss and distraction of key management personnel that may occur if such key personnel are concerned about their job security in connection with actual or rumored corporate changes, and to help us attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky without these arrangements.
The post-employment payments and benefits described in the section entitled “Severance and Change in Control Arrangements” below are designed to ease an executive officer’s transition due to an unexpected employment termination by us due to changes in our employment needs, as well as a termination of employment following a change in control of our Company. The material terms of our Severance & Change in Control Plan were determined following recommendations from Aon with the intention of aligning these provisions with those of our peer companies and offering competitive compensation programs. Our Severance & Change in Control arrangements encourage our executive officers to remain focused on our business in the event of rumored or actual fundamental corporate changes.
We believe the structure of the Severance & Change in Control Plan protects stockholder value by allowing us the opportunity to deliver an intact and motivated management team to any potential acquirer. If we did not offer any benefits in connection with a change in control, our executive officers could be less motivated to pursue a potential acquisition or continue working for us during a transition after an acquisition, even if such a transaction would benefit our stockholders, because of the possibility that they would lose the potential value of their unvested equity compensation or future cash compensation upon an acquisition. As a result, we believe that these benefits further incentivize our executive officers to continue to create value for us and our stockholders.
The amounts payable upon a NEO’s termination of employment or upon a change in control of our Company have been calculated on an estimated basis and are set forth in the section entitled “Severance and Change in Control Arrangements” below.
Please see the section entitled “Employment, Severance and Change in Control Arrangements” below for additional detail on the terms of our Severance & Change in Control Plan, included estimated amounts payable.

Stock Ownership Guidelines and CEO Holding Requirement
To further align the interests of our executive officers with our stockholders, we have adopted stock ownership guidelines which were most recently amended in 2023. Our stock ownership guidelines require our CEO and our other executive officers to retain ownership of a material amount of our common stock within three years of becoming an executive officer, as follows:

Position	Multiple of Annual Base Salary
CEO	6x
Other Executive Officers	3x
Ownership levels are determined by including shares of common stock owned directly as well as shares underlying unvested time-based RSUs. Shares subject to outstanding and unexercised stock options (whether vested or unvested) do not count toward these stock ownership requirements. In addition, shares constructively owned by the executive officer (through a spouse, dependent children and or/trust) do count towards the ownership requirement. Notwithstanding the foregoing, executive officers may sell enough shares to cover their income tax liability on vested equity awards.
As of March 27, 2024, all of our NEOs who have served three years or more as executive officers, including the CEO, were in compliance with these stock ownership guidelines. Executive officers are expected, absent unusual circumstances, to maintain compliance with their target ownership levels.
In addition, our CEO is required to retain all shares received as a result of the exercise or settlement of any stock options or RSUs, net of any applicable exercise price and tax withholdings, for a period of no less than twelve months from the date of such exercise or settlement. Notwithstanding the foregoing, the CEO may sell shares that are held for less than twelve months to cover any tax payments relating to such equity awards that the CEO is required to make. In addition, the Compensation Committee may waive the twelve-month requirement for sales made by the CEO in response to a financial, medical or other personal emergency. This holding requirement further aligns our CEO’s interests with the long-term interests of our stockholders and is in addition to the requirement for the CEO to maintain stock ownership equal to six times his annual salary.

Insider Trading Policy; Anti-Hedging
Our Insider Trading Policy, among other things, establishes periods of time during which employees, including our executive officers, may and may not trade shares of our common stock. In addition, it also prohibits our employees, including our executive officers and the non-employee directors from acquiring, selling, or trading in any interest or position relating to the future price our securities, such as a put option, a call option or a short sale (including a short sale “against the box”). We do not allow employees to hedge our equity securities. For additional information, see “Corporate Governance - Anti-Hedging.”

Compensation Risk Controls
Aon collaborates with management to conduct an annual review of our compensation-related risks. The risk assessment conducted during fiscal 2023 did not identify any significant compensation-related risks and concluded that our compensation program is well designed to encourage behaviors aligned with the long-term interests of stockholders. Aon also found an appropriate balance in fixed versus variable pay, cash and equity, corporate, business unit, and individual goals, financial and non-financial performance measures, and formulas and discretion. Finally, it was determined that there are appropriate policies and controls in place to mitigate compensation-related risk.

Compensation Recovery Policy
In August 2023, our Board adopted a new compensation recovery policy (“Clawback Policy”) intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as implemented by Nasdaq rules and the SEC’s rules and regulations. The Clawback Policy requires us to recover certain incentive-based compensation (as defined in the Clawback Policy) paid or granted to our officers, and such additional employees as may be identified from time to time, in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. The policy requires each person covered thereby to reimburse or forfeit to us all incentive-based compensation received by them prior to the restatement that exceeds the amount they would have received had their incentive-based compensation been calculated based on the financial restatement. The recovery period extends up to three years prior to the date that it is, or reasonably should have been, concluded that we are required to prepare a restatement. The Clawback Policy applies to incentive-based compensation that is received (as defined in the Clawback Policy) after the effective date of the applicable Nasdaq rules. Per applicable requirements, the Clawback Policy is enforced without consideration of responsibility or fault or lack thereof. The full text of the Clawback Policy is included as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2023.

Tax and Accounting Considerations
As a general matter, while our Compensation Committee considers tax deductibility as one of several relevant factors in determining executive compensation, it retains the flexibility to design and maintain executive compensation arrangements that it believes will attract and retain executive talent, even if such compensation is not deductible by the Company for federal income tax purposes.
Accounting Considerations
We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our Board, including stock options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Compensation Committee Report
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Dexcom under the Securities Act or the Exchange Act unless and only to the extent that Dexcom specifically incorporates it by reference.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Bridgette P. Heller (Chair)
Steven R. Altman
Karen Dahut
Barbara E. Kahn

SUMMARY OF EXECUTIVE COMPENSATION

2023 Summary Compensation Table
The following table presents compensation information for each of the three years ended December 31, 2023, 2022 and 2021, awarded to, earned by or paid to our CEO, our CFO, and the next three other most highly compensated executive officers during fiscal 2023. We refer to these executive officers as our "Named Executive Officers" or "NEOs" elsewhere in this Proxy Statement.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Kevin R. Sayer Chairperson, President & Chief Executive Officer	2023	1,092,822		—		12,486,939	(4)	1,988,948	143,535	15,712,244
	2022	953,424		—		13,212,746	(5)	1,251,370	18,112	15,435,652
	2021	900,000		—		9,596,745	(6)	1,473,750	14,829	11,985,324
Jereme M. Sylvain EVP, Chief Financial Officer	2023	533,599		—		3,127,182	(4)	560,279	33,840	4,254,900
	2022	426,288		—		2,697,743	(5)	365,915	48,935	3,538,881
	2021	379,500		—		3,955,721	(6)	372,859	30,800	4,738,880
Michael J. Brown EVP, Chief Legal Officer(7)	2023	546,647		—		3,127,182	(4)	660,077	8,886	4,342,792
	2022	491,918		—		4,824,782		402,143	27,435	5,746,278
Teri L. Lawver EVP, Chief Commercial Officer(8)	2023	528,164	(9)	100,000	(10)	5,112,939		554,573	230,917	6,526,593
Jacob S. Leach EVP, Chief Operating Officer	2023	625,053		—		3,648,340	(4)	656,305	8,325	4,938,023
	2022	534,743		—		3,433,079	(5)	437,153	22,233	4,427,208
	2021	450,000		—		4,792,343	(6)	442,125	23,805	5,708,273
(1)These amounts reflect the aggregate grant date fair value of stock awards (including RSUs and PSUs) granted during fiscal years 2021, 2022 and 2023 computed in accordance with FASB ASC Topic 718 rather than an amount paid to or actually realized by the applicable NEO. For a discussion of our valuation assumptions, see Note 1 and Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 8, 2024. PSU grant amounts reflected in the “Stock Awards” column are calculated (i) assuming that the target level of the Corporate Performance Metric applicable to each PSU was probable of being achieved on the date of grant, and (ii) utilizing a Monte Carlo simulation valuation model to reflect the likelihood of the achievement of the Relative TSR Performance Multiplier applicable to each PSU on the date of grant.
(2)The amounts in this column represent bonuses awarded for services performed during the applicable fiscal year under the Bonus Plan. Annual bonuses earned during a fiscal year are generally paid in the first quarter of the subsequent fiscal year. Pursuant to applicable SEC rules, the annual cash bonuses earned under the Bonus Plan, by our NEOs are set forth under the caption “Non-Equity Incentive Plan Compensation.” Other bonuses, such as sign-on bonuses and other discretionary bonuses, are listed separately in the column captioned “Bonus.” A description of amounts earned under the 2023 Bonus Plan is included in the section above entitled “Compensation Discussion and Analysis—Fiscal 2023 Compensation—Fiscal 2023 Compensation Elements—2023 Executive Annual Cash Bonus Formula and Design.” Amounts reflect amounts actually paid.
(3)Amounts representing All Other Compensation for the fiscal year ended 2023 are detailed within the table below:

Name	Perquisites or Personal Benefits ($)		Reimbursement of Taxes Owed ($)		Subsidiary Director Fees Earned or Paid in Cash ($)(1)	Other ($)(2)	Total All Other Compensation ($)
Kevin R. Sayer	128,255	(3)	15,280	(3)	—	—	143,535
Jereme M. Sylvain	—		—		25,590	8,250	33,840
Michael J. Brown	—		—		—	8,886	8,886
Teri L. Lawver	115,741	(4)	107,245	(4)	—	7,931	230,917
Jacob S. Leach	—		—		—	8,325	8,325
(1)Mr. Sylvain received director fees for his services as a director for certain of our subsidiaries.
(2)These amounts represent matching contributions on the NEO's behalf under our 401(k) Plan and miscellaneous other amounts.

(3)Includes personal security arrangements paid by us for Mr. Sayer in the amount of $112,716 related to a specific threat. While we do not consider personal security measures to be a personal benefit, but instead appropriate expenses for the benefit of the Company that arise out of our executives employment responsibilities and that are necessary to his or her job performance and to ensure the safety of our executives and their family, SEC regulations require the costs of certain personal security arrangements to be reported as personal benefits. In determining to authorize these security arrangements, the Compensation Committee evaluated the need to respond to a specific threat. See "Compensation Discussion and Analysis-Fiscal Year 2023 Compensation Elements-Perquisites and Other Personal Benefits" for additional discussion of these security arrangements. The remaining amount, $15,539, represents taxable income associated with the attendance of the executive's spouse at the Company’s annual Circle of Excellence awards ceremony, with related tax gross-ups of $15,280 disclosed under the column "Reimbursements of Taxes Owed."
(4)We paid $101,537 in commuting costs for Ms. Lawver to spend her business time at our corporate headquarters in San Diego, California. In addition, Ms. Lawver is entitled to reimbursement of certain related travel expenses and a tax gross-up payment to offset any tax liability Ms. Lawver incurs as a result of any reimbursed travel expenses. See "Compensation Discussion and Analysis-Fiscal 2023 Compensation Elements-Perquisites and Other Personal Benefits" for additional discussion of these commuting arrangements. The remaining amount, $14,204, represents taxable income associated with the attendance of the executive's spouse at the Company’s annual Circle of Excellence awards ceremony. The related tax gross-ups, $107,245, are disclosed under the column Reimbursement of Taxes Owed.
(4)The amount reported for the PSU awards in the table above is based on the number of Target PSUs subject to the award. If the 2023 PSU award was instead valued based on the maximum outcome of the applicable performance metrics on the date of grant (which is 200% of target), the total amount for the PSU award reported in this column and the value of all stock awards granted in 2023 would increase, as reflected in the table below. As noted above in the section entitled "Equity Awards," the 2023 PSU Corporate Performance Metric was achieved at 157% of target (out of a maximum opportunity of 160% of target), so the maximum PSUs that could be earned will be 197% of target even though the maximum opportunity was 200% of target on the date of grant.

Name	PSU award value on 200% maximum outcome ($)	RSU award grant value ($)	Total grant value PSU (at 200% maximum outcome) and RSU grant date value ($)
Kevin R. Sayer	13,457,363	5,758,257	19,215,620
Jereme M. Sylvain	1,345,934	2,454,215	3,800,149
Michael J. Brown	1,345,934	2,454,215	3,800,149
Teri L. Lawver	—	5,112,939	5,112,939
Jacob S. Leach	1,570,215	2,863,232	4,433,447
(5)The amount reported for the PSU award in the table above is based on the number of Target PSUs subject to the award. If the 2022 PSU award was instead valued based on the maximum outcome of the applicable performance metrics on the date of grant (which is 200% of target), the total amount for the PSU award reported in this column and the value of all stock awards granted in 2022 would increase, as reflected in the table below. The 2022 Corporate Performance Metric was achieved at 116% of target (out of a maximum opportunity of 160% of target), so the maximum PSUs that could be earned will be 144% of target even though the maximum opportunity was 200% of target on the date of grant.

Name	PSU award value on 200% maximum outcome ($)	RSU award grant value ($)	Total grant value PSU (at 200% maximum outcome) and RSU grant date value ($)
Kevin R. Sayer	14,097,938	6,163,777	20,261,715
Jereme M. Sylvain	1,149,453	2,123,016	3,272,469
Michael J. Brown	—	4,824,782	4,824,782
Jacob S. Leach	1,462,625	2,701,766	4,164,391
(6)The amount reported for the PSU award in the table above is based on the number of Target PSUs subject to the award. If the 2021 PSU award was instead valued based on the maximum outcome of the applicable performance metrics on the date of grant (which is 200% of target), the total amount for the PSU award reported in this column and the value of all stock awards granted in 2021 would increase, as reflected in the table below. On January 12, 2024, the Compensation Committee approved and certified the achievement level of the PSUs granted to our executive officers in fiscal 2021, based on the Corporate Performance Metric achieved over the 2021 Corporate Performance Period, and the Relative TSR Performance Metric achieved over the applicable performance period, subject to the NEO's continuous service to the Company through the 2021 PSU certification date. See "Outstanding Equity Awards at December 31, 2023" for the number of shares and value of PSUs earned for each executive.

Name	PSU award value on 200% maximum outcome ($)	RSU award grant value ($)	Total grant value PSU (at 200% maximum outcome) and RSU grant date value ($)
Kevin R. Sayer	10,264,962	4,464,264	14,729,226
Jereme M. Sylvain	1,012,372	3,449,535	4,461,907
Jacob S. Leach	1,368,916	4,107,885	5,476,801
(7)Mr. Brown joined Dexcom in January 2022, and accordingly had no compensation history with us prior to fiscal 2022.

(8)Ms. Lawver joined Dexcom in January 2023, and accordingly had no compensation history with us prior to fiscal 2023.
(9)Represents a pro-rata portion of Ms. Lawver’s annual base salary for 2023 of $540,000, based on her period of service in 2023.
(10)The amount represents a $100,000 sign-on bonus.

Grants of Plan-Based Awards for 2023
The following table provides information with regard to potential performance-based cash bonuses paid or payable in 2023 under our 2023 Bonus Plan and equity awards granted under our A&R 2015 EIP to each NEO during fiscal 2023.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (4)			All Other Stock Awards: Number of RSUs Granted		Grant Date Fair Value of Stock Awards (5)
Name	Grant Date	Grant Approval Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)	(#)		($)
Kevin R. Sayer
2023 Bonus Plan Award		—	710,334	1,420,669	2,841,337	—	—	—	—		—
2023 PSUs	3/9/2023	3/9/2023	—	—	—	10,885	54,422	108,844	—		6,728,682
2023 RSUs	3/9/2023	3/9/2023	—	—	—	—	—	—	54,422	(5)	5,758,257
											12,486,939
Jereme M. Sylvain
2023 Bonus Plan Award		—	200,100	400,199	800,399	—	—	—	—		—
2023 PSUs	3/8/2023	3/8/2023	—	—	—	1,089	5,443	10,886	—		672,967
2023 RSUs	3/8/2023	3/8/2023	—	—	—	—	—	—	21,769	(5)	2,454,215
											3,127,182
Michael J. Brown
2023 Bonus Plan Award		—	204,993	409,985	819,971	—	—	—	—		—
2023 PSUs	3/8/2023	3/8/2023	—	—	—	1,089	5,443	10,886	—		672,967
2023 RSUs	3/8/2023	3/8/2023	—	—	—	—	—	—	21,769	(6)	2,454,215
											3,127,182
Teri L. Lawver
2023 Bonus Plan Award		—	198,062	396,123	792,246	—	—	—	—		—
2023 PSUs	—	—	—	—	—	—	—	—	—		—
2023 RSUs	3/8/2023	11/10/2022	—	—	—	—	—	—	45,352	(7)	5,112,939
											5,112,939
Jacob S. Leach
2023 Bonus Plan Award		—	234,395	468,790	937,580	—	—	—	—		—
2023 PSUs	3/8/2023	3/8/2023	—	—	—	1,270	6,350	12,700	—		785,108
2023 RSUs	3/8/2023	3/8/2023	—	—	—	—	—	—	25,397	(5)	2,863,232
											3,648,340
(1)The threshold payout amount under the 2023 Non-Equity Incentive Plan (also referred to as the 2023 Bonus Plan) could be zero as the Individual Performance Multiplier has no minimum amount payable for a certain level of performance under the plan. As such, if the Individual Performance Multiplier is zero, then the annual cash bonus may equal zero, regardless of the Financial Performance Multiplier achieved. Refer to “Compensation Discussion and Analysis—Fiscal 2023 Compensation Elements—2023 Management Bonus Plan” for more information. For illustrative purposes, the threshold payout amount reported in the table above is based on achieving 50% of the total target payout opportunity.
(2)The target payout amount under the 2023 Bonus Plan is based on achieving 100% of the total target payout opportunity.
(3)The maximum payout amount under the 2023 Bonus Plan is based on achieving 200% of the total target payout opportunity.
(4)Represents the hypothetical payments possible under our NEOs’ respective equity incentive awards as described in the section entitled “Compensation Discussion and Analysis—Fiscal 2023 Compensation Elements— Equity Awards". The 2023 PSUs are earned upon achievement of both the Corporate Performance Metric over the 2023 Corporate Performance Period based on 2023 Adjusted Revenue and the Relative TSR Performance Metric over the 2023 Relative TSR Performance Period. The Earned PSUs will vest subject to each NEO's continued employment through the date of certification by the Compensation Committee following the end of the 2023 Relative TSR

Performance Period. No PSUs will be earned if the achieved Corporate Performance Multiplier or Relative TSR Performance Multiplier is below the threshold.
(5)These amounts reflect the grant date fair value of the PSUs and RSUs granted during 2023 computed in accordance with ASC Topic 718. For a discussion of our valuation assumptions, see Note 1 and Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 8, 2024. Amounts reported for the PSU awards reflect the grant date fair value of the PSUs, assuming that the target level of the Corporate Performance Metric was probable of being achieved on the date of grant and utilizing a Monte Carlo simulation valuation model to reflect the likelihood of the achievement of the Relative TSR Performance Multiplier on the date of grant.
(6)Represents Annual RSU awards that vest over three years in equal annual installments from the date of grant.
(7)Represents New Hire RSU awards that vest over four years in equal annual installments from the date of grant.

Outstanding Equity Awards at December 31, 2023
The following table provides information regarding outstanding equity awards held by each NEO as of December 31, 2023. Information regarding potential acceleration of certain equity awards for the NEOs is provided under the heading “Potential Payments Upon Termination or Change in Control below.

Name	Grant Date	Type	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Kevin R. Sayer	3/8/2021	RSU	17,924	(2)	2,224,189	—		—
	3/8/2021	PSU	72,709	(3)	9,022,460	—		—
	3/8/2022	RSU	43,336	(2)	5,377,564	—		—
	3/8/2022	PSU	—		—	130,008	(4)	16,132,693
	3/9/2023	RSU	54,422	(2)	6,753,226	—		—
	3/9/2023	PSU	—		—	108,844	(5)	13,506,452
			188,391		23,377,439	238,852		29,639,145

Jereme M. Sylvain	3/8/2021	RSU	7,068	(2)	877,068	—		—
	3/8/2021	PSU	7,171	(3)	889,849	—		—
	12/15/2021	RSU	5,848	(6)	725,678	—		—
	3/8/2022	RSU	14,124	(2)	1,752,647	—		—
	3/8/2022	PSU	—		—	10,600	(4)	1,315,354
	3/8/2023	RSU	21,769	(2)	2,701,315	—		—
	3/8/2023	PSU	—		—	10,886	(5)	1,350,844
			55,980		6,946,557	21,486		2,666,198

Michael J. Brown	3/8/2022	RSU	36,116	(7)	4,481,634	—		—
	3/8/2023	RSU	21,769	(2)	2,701,315	—		—
	3/8/2023	PSU	—		—	10,886	(5)	1,350,844
			57,885		7,182,949	10,886		1,350,844

Teri L. Lawver	3/8/2023	RSU	45,352	(7)	5,627,730	—		—

Jacob S. Leach	3/8/2021	RSU	9,560	(2)	1,186,300	—		—
	3/8/2021	PSU	9,697	(3)	1,203,301	—		—
	12/15/2021	RSU	5,848	(6)	725,678	—		—
	3/8/2022	RSU	17,976	(2)	2,230,642	—		—
	3/8/2022	PSU	—		—	13,488	(4)	1,673,726
	3/8/2023	RSU	25,397	(2)	3,151,514	—		—
	3/8/2023	PSU	—		—	12,700	(5)	1,575,943
			68,478		8,497,435	26,188		3,249,669
(1)The market value of unvested equity awards as of December 31, 2023 is calculated by multiplying the number of shares subject to such awards by the closing price of our common stock on the Nasdaq Global Select Market on the last trading day of our fiscal year ended December 31, 2023, which was $124.09 on December 29, 2023.
(2)Represents Annual RSU awards that vest over three years in equal annual installments from the date of grant.
(3)Represents the number of shares earned and certified by our Compensation Committee. On January 12, 2024, the Compensation Committee approved and certified the Earned PSUs with respect to the PSUs granted to our executive officers in fiscal 2021 based on the Corporate Performance Metric achieved over the applicable performance period, and Relative TSR Performance Metric achieved over the 2021 Relative TSR Performance Period, with vesting subject to the executive officer’s continuous service to the Company through the 2021 PSU certification date.

(4)Represents the number of shares based on maximum achievement of the 2022 PSU’s Corporate Performance Multiplier of 160% and the maximum achievement of the Relative TSR Performance Multiplier of 125%. The Earned PSUs will vest subject to the NEO’s continued employment through the date of certification by our Compensation Committee following the last day of the 2022 TSR Performance Period.
(5)Represents the number of shares based on maximum achievement of the 2023 PSU's Corporate Performance Multiplier of 160% and the maximum achievement of the Relative TSR Performance Multiplier of 125%. The Earned PSUs will vest subject to the NEOs' continued employment through the date of certification by our Compensation Committee following the last day of the 2023 TSR Performance Period.
(6)Represents supplemental retention RSU awards that vest over a three-year period, with half of the awards vesting after two years and the remainder vesting on a quarterly basis through the third anniversary of the date of grant.
(7)Represents New Hire RSU awards that vest over four years in equal annual installments from the date of grant.

2023 Option Exercises and Stock Vested
The following table shows stock awards to our NEOs that vested during fiscal 2023. No options were exercised by our NEOs during fiscal 2023.

	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kevin R. Sayer	164,252	18,303,424
Jereme M. Sylvain	27,292	3,160,468
Michael J. Brown	12,036	1,369,817
Teri L. Lawver	—	—
Jacob S. Leach	40,064	4,614,049
(1) The value realized on vesting is determined by multiplying (i) the number of shares that vested during 2023, times (ii) the closing price of our common stock on the Nasdaq Global Select Market on the applicable vesting date.

Executive Nonqualified Deferred Compensation Plan
On May 31, 2019, our Board of Directors adopted an executive deferred compensation plan, with an effective date of April 1, 2019.
The executive deferred compensation plan is a non-qualified deferred compensation plan that allows eligible executives, including each of our NEOs, to defer receipt of taxable income and thereby defer income taxes to assist in saving for retirement. Under the executive deferred compensation plan each eligible executive is permitted to elect to defer receipt of up to 75% of such executive’s base salary and up to 100% of such executive’s annual cash bonus. Dollar amounts that are deferred are credited to an executive’s plan account and are notionally invested in investments selected by such executive from among those the plan administrator offers, and the account is credited with the gains or losses from such investment. Additionally, we reserve the right to make discretionary or matching credits to such accounts, in our sole discretion, and if made, such credits would be subject to vesting conditions determined by the plan administrator. We did not offer any discretionary or matching credits to any such accounts in fiscal year 2023. The plan is “unfunded,” which means there are no specific assets set aside by us in connection with the plan. Upon the executive’s separation from us, the amount in such executive’s account is paid either in a single lump sum or in equal annual installments over a period of up to ten years, based on the payment election made by the executive at the time the payment was initially deferred.
The following table provides information about contributions to, aggregate earnings and account balances under our executive deferred compensation plan by our NEOs in fiscal 2023. Other than Mr. Sylvain and Mr. Brown, none of the NEOs participated in our executive deferred compensation plan for 2023.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Jereme M. Sylvain	280,140	—	77,322	—	554,848
Michael J. Brown	15,149	—	147,756	—	813,839
(1)Reflects the portion of the NEO's salary and annual cash bonus payments for fiscal 2023 that were deferred and contributed to the NEOs’ deferred compensation plan and are included in the Summary Compensation Table under “Salary” and “Non-Equity Incentive Plan Compensation,” respectively, for fiscal 2023.

(2)Represents net amounts credited to the respective account in 2023 as a result of performance of the investment vehicles in which prior year deferrals were deemed invested. These amounts do not represent above-market earnings and thus are not reported in the Summary Compensation Table.

Severance and Change in Control Arrangements
Severance & Change in Control Plan
On May 18, 2023, our Board adopted the Amended and Restated Severance & Change in Control Plan (the “Severance Plan”) that provides certain severance benefits to our NEOs, other executive officers, and certain other designated employees in the event of their termination from the Company. The Severance Plan was adopted by the Compensation Committee, upon review of the recommendation of Aon with respect to aligning the severance benefits we offer with those of Dexcom’s peer companies, and in order to ensure that we are offering an appropriately competitive compensation program. All of our NEOs are participants in the Severance Plan.
Under the terms of the Severance Plan, each NEO is eligible to receive certain payments and benefits upon a Qualifying Termination (as defined below).
Outside of Change in Control Period. If a Qualifying Termination occurs outside of a Change of Control Period (as defined below) then, subject to the Severance Conditions (as defined below), the NEO will be entitled to the following severance benefits:

Severance Benefit Type	Chief Executive Officer	Other Named Executive Officers
Months of Base Salary(1)(2)	24 months	12 months
Multiple of Prorated Target Bonus(2)(3)	1x multiplier	1x multiplier
Reimbursement of Continued Health Coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”)	Up to 24 months(4)	Up to 12 months(5)
(1)Based on the NEO's base salary in effect as of the date of the Qualifying Termination.
(2)To be paid in a lump sum.
(3)Annual target bonus to be prorated based on the number of days the executive is employed by us during the bonus performance period.
(4)The benefit termination date will be the earliest of (i) 24 months, (ii) the date the CEO receives similar coverage from another employer, or (iii) expiration of the CEO’s continuation coverage under COBRA.
(5)The benefit termination date will be the earliest of (i) 12 months, (ii) the date the NEO receives similar coverage from another employer, or (iii) expiration of the executive continuation coverage under COBRA.
During a Change in Control Period. If a Qualifying Termination occurs within a Change in Control Period then, subject to the Severance Conditions, the NEO will be entitled to the following severance benefits:

Severance Benefit Type	Chief Executive Officer	Other Named Executive Officers
Months of Base Salary(1)(2)	36 months	24 months
Multiple of Annual Target Bonus(2)	3x multiplier	2x multiplier
Reimbursement of Continued Health Coverage	Up to 36 months(3)	Up to 24 months(4)
Equity Vesting Acceleration(5)	100%	100%
(1)Based on the NEO's base salary in effect as of the date of the Qualifying Termination.
(2)To be paid in a lump sum.
(3)The benefit termination date will be the earliest of (i) 36 months, (ii) the date the executive receives similar coverage from another employer, or (iii) expiration of the executive continuation coverage under COBRA.
(4)The benefit termination date will be the earliest of (i) 24 months, (ii) the date the executive receives similar coverage from another employer, or (iii) expiration of the executive continuation coverage under COBRA.
(5)100% vesting acceleration of the NEO's then-outstanding and unvested equity awards, provided that, if an equity award is to vest only based on the satisfaction of performance criteria, then, the equity award will vest as set forth in the applicable equity award agreement(s).
Under the Severance Plan, our obligation to make any severance payments or provide vesting acceleration upon a Qualifying Termination is expressly conditioned upon the NEO’s execution and delivery of a general release and waiver of all claims within 60 days following the NEO’s Qualifying Termination (the “Severance Conditions”).
A “Qualifying Termination” means (i) a termination by the Company of the NEO’s employment for any reason other than Cause, death or Disability (with each of “Cause” and “Disability” as defined in the Severance Plan) or (ii) if upon or within twelve months following a Change in Control (as defined in the Severance Plan), a voluntary resignation by the NEO of his or her employment for Good Reason (as defined in the Severance Plan).

A “Change in Control Period” means the period commencing three months prior to a Change in Control (as defined in the Severance Plan), only if after the date of execution of a definitive agreement providing for a Change in Control such transaction is consummated, and ending twelve months following a Change in Control.
The acceleration provisions of the PSUs granted in 2021, 2022 and 2023 are described separately below.
2021, 2022 and 2023 PSUs
The PSU Award Agreements for the PSUs granted to the NEOs in 2021, 2022 and 2023 provide for the following treatment upon a Change in Control (as defined in the PSU Award Agreements):

PSU Grants	PSU Grant Date		Beginning of Corporate and Relative TSR Performance Period	End of the Corporate Performance Period	End of the Relative TSR Performance Period
2021 PSU	3/8/2021		1/1/2021	12/31/2021	12/31/2023
2022 PSU	3/8/2022		1/1/2022	12/31/2022	12/31/2024
2023 PSU	3/8/2023	(1)	1/1/2023	12/31/2023	12/31/2025

(1) The 2023 PSU Grant Date for the CEO was March 9, 2023 and the 2023 PSU Grant Date for all other NEOs was March 8, 2023.
If the Change in Control occurs prior to the end of the Corporate Performance Period, the number of earned PSUs will be equal to the number of PSUs that would be earned based on the target level of Corporate Performance Multiplier multiplied by the Relative TSR Performance Multiplier based on Relative TSR Performance Metric from the beginning of the Relative TSR Performance Period, through the closing of the Change in Control.
If the Change in Control occurs after the end of the Corporate Performance Period, but prior to the end of the Relative TSR Performance Period, the number of earned PSUs will be equal to the number of PSUs that were earned based on the achieved Corporate Performance Multiplier multiplied by the Relative TSR Performance Metric based on Relative TSR Performance Metric from the beginning of the Relative TSR Performance Period through the closing of the Change in Control.
The number of PSUs so earned in connection with a Change in Control will be treated like unvested RSUs under the Severance Plan. In addition, pursuant to the terms of the PSU Award Agreements, if an acquirer refuses to assume, convert, replace or substitute such unvested RSUs upon a Change in Control, 100% of such unvested RSUs will accelerate on the Change in Control.

Potential Payments Upon a Termination or Change in Control
The following table illustrates the potential payments and benefits that each of our NEOs would have been entitled to receive pursuant to the Severance Plan in event of a Qualifying Termination that occurs: (i) within a Change of Control Period and (ii) outside of a Change of Control Period. In each case, the information is provided assuming a December 31, 2023 termination date, and, where applicable, using the closing price of our common stock of $124.09 on the Nasdaq Global Select Market on December 29, 2023, the last trading day of our fiscal year ended December 31, 2023. The table is merely an illustrative example. The amounts that would actually be paid upon a termination of employment can only be determined at the time of such termination, based on the facts and circumstances then prevailing.

	Cash Severance ($)(1)	Non-Equity Incentive Pay ($)(2)	PSUs ($)(3)	RSUs ($)(4)	Continuation of Medical Benefits ($)(5)	Total ($)
Kevin R. Sayer
Termination Reason:
Qualifying Termination (No Change of Control)	2,240,000	1,420,669	—	—	51,837	3,712,506
Qualifying Termination and Change of Control (Double Trigger)	3,360,000	4,262,006	29,662,225	14,354,979	77,756	51,716,966
Jereme M. Sylvain
Termination Reason:
Qualifying Termination (No Change of Control)	554,260	400,199	—	—	24,580	979,039
Qualifying Termination and Change of Control (Double Trigger)	1,108,520	800,399	2,771,302	6,056,709	49,161	10,786,091
Michael J. Brown
Termination Reason:
Qualifying Termination (No Change of Control)	551,250	409,985	—	—	24,580	985,815
Qualifying Termination and Change of Control (Double Trigger)	1,102,500	819,971	1,074,371	7,182,950	49,161	10,228,953
Teri L. Lawver
Termination Reason:
Qualifying Termination (No Change of Control)	630,316	468,790	—	—	25,919	1,125,025
Qualifying Termination and Change of Control (Double Trigger)	1,260,632	937,580	3,483,703	7,294,134	51,837	13,027,886
Jacob S. Leach
Termination Reason:
Qualifying Termination (No Change of Control)	540,000	387,441	—	—	24,580	952,021
Qualifying Termination and Change of Control (Double Trigger)	1,080,000	792,246	—	5,627,730	49,161	7,549,137
(1)Based on the NEO's base salary in effect as of the date of termination under the terms of the Severance Plan, as described above.
(2)Represents a multiple of the target bonus payout under the 2023 Bonus Plan under the terms of the Severance Plan, as described above.
(3)Represents the value of accelerated vesting of outstanding 2021 PSU, 2022 PSU, and 2023 PSU awards based on actual achievement of the Corporate Performance Multiplier of each PSU multiplied by the Relative TSR Performance Multiplier calculated as of December 31, 2023 under the terms of the PSUs and the Severance Plan.
(4)Represents the value of accelerated vesting of all outstanding RSUs of the NEO under the terms of the Severance Plan.
(5)Amounts shown include continuation of employer paid medical, dental, and vision premiums under COBRA, as applicable under the terms of the Severance Plan. The amounts associated with health benefits are calculated using 2023 enrollment rates.

Pay versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation paid to our CEO and principal executive officer ("PEO"), Kevin Sayer, and our NEOs other than our CEO (the "Other NEOs"), and company performance for the fiscal years listed below. Our Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information concerning our pay-for-performance philosophy and how we structure our executive compensation to drive and reward performance, refer to “Executive Compensation—Compensation Discussion and Analysis”. The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K.

						Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO $ (1)	Compensation Actually Paid to PEO $ (1)(4)(5)	Average Summary Compensation Table Total for Other NEOs $ (2)	Average Compensation Actually Paid to Other NEO s $ (2)(4)(5)		Total Shareholder Return $ (6)	Peer Group Total Shareholder Return $ (6)	Net Income (in millions) $ (7)	Company Selected Measure: Revenue (8) (in millions) $
2023	15,712,244	22,999,097	5,015,577	6,071,441		226.92	99.63	541.5	3,608.6
2022	15,435,652	5,735,702	4,440,975	3,929,405		207.08	105.61	341.2	2,964.9	(9)
2021	11,985,324	36,052,076	4,962,060	6,403,115		245.47	137.80	216.9	2,422.5	(10)
2020	13,804,156	45,122,463	5,707,750	10,335,589	(3)	169.02	133.15	549.7	1,926.7	(11)
(1)Kevin Sayer was our PEO for fiscal years 2023, 2022, 2021, and 2020.
(2)Other NEOs include:
2023: Jereme Sylvain, Michael Brown, Teri Lawver, and Jake Leach;
2022: Jereme Sylvain, Michael Brown, Girish Naganathan, and Jake Leach;
2021: Jereme Sylvain, Paul Flynn, Jake Leach, Chad Patterson, and Quentin Blackford.
2020: Quentin Blackford, Rick Doubleday, Jake Leach, and Jeff Moy.
(3)Mr. Moy and Mr. Doubleday received acceleration of time-based vesting for outstanding equity awards pursuant to Mr. Moy's retention incentive agreement dated April 2020 and Mr. Doubleday's transition and consulting agreement dated December 2020. The modifications of the RSUs are reflected above as of the modification date of April 28, 2020 for Mr. Moy and December 10, 2020 for Mr. Doubleday.
(4)The 2023 Summary Compensation Table ("SCT") totals reported for the PEO and the average of the Other NEOs for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate “compensation actually paid" or CAP:

	2023
	PEO ($)	Average for Other NEOs ($)
Summary Compensation Table	15,712,244	5,015,577
Adjustments for Grant Date Fair Value
Deductions for equity awards reported in Summary Compensation Table	(12,486,939)	(3,753,911)
Adjustments for Changes in Equity Fair Value
Year-end Fair Value of Equity Awards Granted During the Year that Remained Unvested as of the End of the Covered Year	18,259,324	4,485,281
Vesting Date Fair Value for Awards Granted and Vested in the Same Fiscal Year	—	—
Change in Year-end Fair Value of Equity Awards Granted During Prior Years that Remained Unvested as of the End of the Covered Year	1,297,572	285,998
Change in Fair Value from Prior Year-end to Vesting Date for Awards Granted in Prior Years that Vested in Covered Fiscal Year	216,896	38,496
Prior Year-End Fair Value for Awards Granted in Prior Years that are forfeited during the Covered Year	—	—
Net Increases for the Inclusion of Rule 402(v) Equity Values	19,773,792	4,809,775
Compensation Actually Paid	22,999,097	6,071,441
(5)The SCT totals reported for the PEO and the average for the Other NEOs for each year were subject to the adjustments as required by Regulation S-K Item 402(v) (2)(iii) to calculate “compensation actually paid. Equity values are calculated in accordance with ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.
(6)$100 invested on December 31, 2019 in Dexcom common stock or the S&P Health Care Equipment index, including reinvestment of any dividends. Our 2022 Proxy Statement included the total shareholder return of the Nasdaq Medical Equipment index. As a result of the discontinuation of the Nasdaq Medical Equipment index in 2022, we believe that the S&P Health Care Equipment Select Industry index is a more appropriate index for comparison of our stock performance. Accordingly, the table above reflects the cumulative total stockholder return of the S&P Health Care Equipment Select Industry index. Using the Nasdaq Medical Equity index, and assuming $100 invested on December 31, 2019, including reinvestment of any dividends, the Peer Group Shareholder Return for 2022, 2021 and 2020 was $97.35, $144.19 and $139.52, respectively.

(7)We adopted ASU 2020-06 as of January 1, 2020 on a full retrospective basis and have reflected the adoption in the table above.
(8)We have identified 2023 Adjusted Revenue as described in the Compensation Discussion and Analysis, as the most important financial performance measure used to link compensation actually paid to the PEO and Other NEOs for 2023 to the Company’s performance. We may determine a different financial performance measure to be the most important financial performance measure in future years. A reconciliation of this Non-GAAP financial measure to its nearest GAAP comparable financial measure is included in Annex A.
(9)For a description of 2022 revenue, please refer to our 2023 Proxy Statement.
(10)For a description of 2021 revenue, please refer to our 2022 Proxy Statement.
(11)For a description of 2020 revenue, please refer to our 2021 Proxy Statement.
Tabular List of Financial Performance Measures
Dexcom considers the following to be the most important financial performance measures it used to link compensation actually paid to its NEOs, for 2023, to Company performance:

2023 Adjusted Revenue	Non-GAAP Operating Margin	Relative Total Shareholder Return
Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and certain measures of financial performance
Total compensation for the PEO and Other NEOs, as disclosed in the Summary Compensation Table, is comprised of salaries, annual cash incentives, and equity awards. The CAP calculation for each year includes changes in fair market value adjustments on vesting and outstanding equity awards during the year. The CAP adjustment fluctuates due to changes in the Company's stock price in each of the years presented.
The following graph shows the relationship between the CAP to our PEO, average CAP to our Other NEOs, and Dexcom's cumulative total shareholder return, or TSR, and the peer group's cumulative TSR (S&P Health Care Equipment index) for the fiscal years ended December 31, 2023, 2022, 2021 and 2020.

The following graph shows the relationship between the CAP to our PEO, the average CAP to our Other NEOs, and the Company's Revenue for the fiscal years ended December 31, 2023, 2022, 2021 and 2020.
The following graph shows the relationship between the CAP to our PEO, the average CAP to our Other NEOs, and the Company's net income for the fiscal years ended December 31, 2023, 2022, 2021 and 2020.

Chief Executive Officer Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Mr. Sayer. For 2023, the median of the annual total compensation of all our employees (excluding our CEO) was $85,574 (ii) the annual total compensation for our CEO was $15,712,244; and (iii) the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all our employees (excluding our CEO) for 2023 was 184:1. We believe this ratio, which was calculated in a manner consistent with Item 402(u) of Regulation S-K, to be a reasonable estimate, based upon the assumptions described below.
Calculation Methodology
We identified the employee with compensation at the median of the compensation of all of our employees ("median employee") by considering our employee population as of December 31, 2023 ("employee population determination date") as summarized below. We identified the median employee for all our employees because of the global growth of our employment population, which we believed could result in a significant change to our CEO pay ratio results. The methodology we used to determine the median employee for 2023 is described below and is substantially the same methodology that we previously used to determine the median employee.
For 2023, we considered all individuals who were employed by us on a world-wide basis (including our consolidated subsidiaries) on the employee population determination date, other than our CEO, whether employed on a full-time, part-time, seasonal or temporary basis, as applicable. We did not include any contractors or other non-employee workers in our employee population.
To identify our median employee, we chose to use a consistently-applied compensation measure, which we selected as base salary for 2023. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using the applicable exchange rates in effect on December 31, 2023. For permanent employees hired during 2023, we annualized their base salary or wages as if they had been employed for the entire measurement period. We did not make any cost-of-living adjustment.
Our employee population as of our determination date consisted of approximately 9,600 individuals in the United States and in our international locations who were employed by us on a full-time, part-time, or seasonal basis, including employees on a leave of absence. Contractors and other non-employees were not included in our employee population.
Using this methodology, we identified the individual at the median of our employee population. We then calculated the annual total compensation for this individual using the same methodology we use to calculate the amount reported for our CEO in the “Total” column of the 2023 Summary Compensation Table as set forth in this Proxy Statement.
Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

Equity Compensation Plan Information
The following table provides certain information as of December 31, 2023, with respect to all of our equity compensation plans in effect on that date.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (#)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,911,023	(1)	—	16,461,935 (2)
Equity compensation plans not approved by security holders(3)	—		—	—
Total	2,911,023		—	16,461,935
(1)Includes 2,911,023 shares subject to outstanding RSU and PSU awards granted under our A&R 2015 EIP plan. No shares were subject to outstanding options, warrants, or other rights.
(2)Includes securities issued or available for future issuance pursuant to the A&R 2015 EIP and the 2015 Employee Stock Purchase Plan 13,940,622 shares under column (c) are attributable to our A&R 2015 EIP and 2,521,313 are attributable to our 2015 Employee Stock Purchase Plan.
(3)As of December 31, 2023, we did not have any equity compensation plans that were not approved by our stockholders.

Risks from Compensation Policies and Practices
The Compensation Committee reviews our compensation policies and practices to determine areas of resulting risk and the actions that we have taken, or should take, to mitigate any such identified risk. In its review, our Compensation Committee evaluated whether our policies and programs encourage unnecessary or excessive risk taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. Based on the Compensation Committee’s review of our compensation policies and practices, we do not believe that any risks relating from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on our business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of March 27, 2024, the Record Date for our Annual Meeting (or such other date as provided below) for:
•each stockholder known by us to be the beneficial owner of more than five percent of our common stock;
•each of our current directors and nominees for director;
•each Named Executive Officer; and
•all executive officers and directors as a group.
The percentage of shares beneficially owned is based on 396,025,556 shares of common stock outstanding as of March 27, 2024. Beneficial ownership is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons and entities named below have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to RSUs that will vest within 60 days of March 27, 2024 are deemed to be outstanding and to be beneficially owned by the person holding the RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o DexCom, Inc., 6340 Sequence Drive, San Diego, California 92121.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Common Stock (%)
Non-Employee Directors
Steven R. Altman (1)	56,017	*
Nicholas Augustinos (2)	37,083	*
Richard A. Collins (3)	39,310	*
Karen Dahut (4)	15,166	*
Rimma Driscoll (5)	4,008	*
Mark G. Foletta (6)	62,398	*
Bridgette P. Heller (7)	23,731	*
Barbara E. Kahn (8)	25,502	*
Kyle Malady (9)	15,529	*
Eric J. Topol, M.D. (10)	377,927	*
Named Executive Officers
Kevin R. Sayer (11)	223,925	*
Jereme M. Sylvain (12)	32,112	*
Michael J. Brown (13)	8,379	*
Teri L. Lawver (14)	6,574	*
Jacob S. Leach (15)	257,117	*
All directors and executive officers as a group (15 persons) (16)	1,203,286	*
5% Stockholders
The Vanguard Group (17)	44,467,151	11.2%
BlackRock, Inc. (18)	32,851,473	8.3%
* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)Represents 2,885 RSUs that vest within 60 days of March 27, 2024 as well as 53,132 shares held directly by a trust of which Mr. Altman is a trustee.
(2)Represents 3,043 RSUs that vest within 60 days of March 27, 2024 as well as 34,040 shares held directly by a trust of which Mr. Augustinos is a trustee.
(3)Represents 2,906 RSUs that vest within 60 days of March 27, 2024 as well as 36,404 shares held directly by a trust of which Mr. Collins is a trustee.
(4)Represents 2,906 RSUs that vest within 60 days of March 27, 2024 as well as 12,260 shares held directly by a trust of which Ms. Dahut is a trustee.

(5)Represents 4,008 RSUs that vest within 60 days of March 27, 2024
(6)Represents 3,306 RSUs that vest within 60 days of March 27, 2024 as well as 59,092 shares held directly by a trust of which Mr. Foletta is a trustee.
(7)Represents 2,911 RSUs that vest within 60 days of March 27, 2024 as well as 20,820 shares held directly by Ms. Heller.
(8)Represents 2,927 RSUs that vest within 60 days of March 27, 2024 as well as 22,575 shares held directly by a trust of which Dr. Kahn is a trustee.
(9)Represents 2,885 RSUs that vest within 60 days of March 27, 2024 as well as 12,644 shares held directly by Mr. Malady.
(10)Represents 2,911 RSUs that vest within 60 days of March 27, 2024 as well as 375,016 shares held by Topol Family Holdings, LLC for which Dr. Topol is a manager and maintains voting rights of these shares.
(11)Represents shares held directly by Mr. Sayer.
(12)Represents shares held directly by Mr. Sylvain.
(13)Represents shares held directly by Mr. Brown.
(14)Represents shares held directly by Ms. Lawver.
(15)Represents shares held directly by Mr. Leach or by a trust of which Mr. Leach is a trustee.
(16)Represents 30,688 RSUs that vest within 60 days of March 27, 2024 and a total of 1,172,598 shares of our common stock.
(17)Represents shares held by The Vanguard Group (“Vanguard”), in its capacity as a registered investment adviser, as of December 29, 2023, and based solely on Amendment No. 12 to its statement on Schedule 13G filed on February 13, 2024. Of the aggregate 44,467,151 shares, Vanguard reported as beneficially owned, Vanguard reported that it exercises sole voting power with respect to none of the shares, shared voting power with respect to 517,828 shares, sole dispositive power with respect to 42,800,860 shares, and shared dispositive power with respect to 1,666,291 shares. The principal business office address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(18)Represents shares reported as beneficially owned by BlackRock, Inc. as of December 31, 2023, and based solely on Amendment No. 6 to the statement on Schedule 13G filed on January 25, 2024, by BlackRock, Inc., on behalf of itself as a parent holding company or control person for certain subsidiaries (collectively, “BlackRock”). Of the aggregate 32,851,473 shares reported as beneficially owned by BlackRock, in such capacity, BlackRock reported sole voting power with respect to 29,963,722 shares, sole dispositive power with respect to 32,851,473 shares, and shared voting or dispositive power with respect to none of the shares. The principal business office address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC reports of ownership of our securities and changes in reported ownership. Based on a review of reports filed with the SEC, or written representations from reporting persons that all reportable transaction were reported, we believe that during the fiscal year ended December 31, 2023, our officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), other than one late Form 4 filing for Girish Naganathan due to administrative error reporting one transaction.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2023, there have not been nor are there any currently proposed transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, holder of more than five percent of our common stock, or any immediate family member of any of the foregoing had or will have a direct or indirect material interest required to be disclosed under SEC rules.
Our Audit Committee reviews the fairness and determines approval of any proposed transaction between us and management or other related parties (other than compensation matters that are subject to review by the Compensation Committee) that are brought to the attention of the Audit Committee by management.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

Requirements for Stockholder Proposals to Be Considered for Inclusion in Dexcom’s Proxy Materials
Stockholders of Dexcom may submit proposals on matters appropriate for stockholder action at meetings of Dexcom’s stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in Dexcom’s proxy materials relating to its 2025 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by Dexcom no later than December 23, 2024. Such proposals must be delivered to DexCom, Inc., Attn: Corporate Secretary, 6340 Sequence Drive, San Diego, California 92121.
Requirements for Stockholder Proposals to be Brought Before the Annual Meeting
Dexcom’s Bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board or other proposals to be considered at an annual meeting of stockholders, the stockholder must have delivered timely and proper notice thereof in writing to the Corporate Secretary of Dexcom at our principal executive offices not later than the close of business on the 75th day nor earlier than the close of business on the 105th day prior to the first anniversary of the preceding year’s annual meeting. Stockholders wishing to present nominations for director or proposals for consideration at the 2025 annual meeting of stockholders under these provisions of our Bylaws must submit their nominations or proposals in writing so that they are delivered to our Corporate Secretary at our principal executive offices not earlier than February 6, 2025, and not later than March 8, 2025, in order to be considered. However, in the event that the 2025 annual meeting of stockholders is called for a date that is more than 30 days before or more than 60 days after such anniversary date, to be timely notice by the stockholder must be delivered not earlier than the close of business on the 105th day prior to such annual meeting and not later than the close of business on the later of the 75th day prior to such annual meeting or the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by Dexcom. A stockholder’s notice to Dexcom’s Corporate Secretary must set forth the information required by Dexcom’s Bylaws with respect to each matter the stockholder proposes to bring before the Annual Meeting.
Requirements for Proxy Access
Dexcom’s Bylaws provide that any stockholder (or group of up to 20 stockholders) meeting the Dexcom’s continuous ownership requirements of three percent (3%) or more of our common stock for at least three years prior to such nomination who wishes to nominate a candidate or candidates for election in connection with our 2025 annual meeting of stockholders and require Dexcom to include such nominee(s) in the company's proxy statement and form of proxy for the 2025 annual meeting of stockholders, must deliver a notice to our Corporate Secretary at our principal executive offices not earlier than 5:00 Pacific Time on December 23, 2024 and not later than 5:00 Pacific Time on January 22, 2025 (i.e., no earlier than the 150th day and no later than the 120th day before the one-year anniversary of the date of the Annual Meeting). If the date of our 2025 annual meeting of stockholders is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the Annual Meeting, then, for the notice to be timely delivered, it must be delivered to our Corporate Secretary at our principal executive offices not earlier than 5:00 Pacific Time on the 120th day prior to the 2025 annual meeting of stockholders and not later than 5:00 Pacific Time on the later of (i) the 90th day prior to the 2025 annual meeting of stockholders or (ii) the tenth day following the day on which public announcement of the 2025 annual meeting of stockholders is first made by Dexcom.
Universal Proxy Rules
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2025 annual meeting of stockholders must submit a notice to Dexcom's Corporate Secretary at the principal executive offices of Dexcom that sets forth all information required by Rule 14a-19 under the Exchange Act no later than March 23, 2025 (or, if the 2025 annual meeting of stockholders is called for a date that is not within 30 calendar days of the anniversary of the date of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2025 annual meeting of stockholders or the tenth calendar day following the day on which public announcement of the date of the 2025 annual meeting of stockholders is first made).

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks or other agents) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy statement and the annual report to stockholders for the year ended December 31, 2023 (the "Annual Report") addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of broker, banks or other agents with account holders who are stockholders of Dexcom will be “householding” our proxy materials. A single copy of the proxy statement and Annual Report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Upon written or oral request, we will deliver promptly a separate copy of the proxy statement and the Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these materials. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the proxy materials, please notify your broker, bank or other agent, and direct a written or oral request for the separate proxy materials to Equiniti Trust Company, LLC at PO Box 500 Newark, NJ 07101 or (718) 921-8200. Stockholders whose shares are held by their broker, bank or other agent as nominee and who currently receive multiple copies of the proxy statement and Annual Report at their address that would like to request “householding” of their communications should contact their broker, bank or other agent.

PROPOSAL NO. 4
STOCKHOLDER PROPOSAL: PAY EQUITY DISCLOSURE

James McRitchie, on behalf of Myra K. Young, has notified us that he intends to present the following proposal at the Annual Meeting.
For the reasons set forth by Dexcom in the section entitled “Dexcom’s Statement in Opposition to Proposal No. 4” following the Stockholder Proposal and Supporting Statement, Dexcom recommends a vote AGAINST this proposal.

Stockholder Proposal and Supporting Statement

Proposal 4 – Racial and Gender Pay Gap Report
RESOLVED: Myra K. Young of CorpGov.net requests DexCom, Inc (DexCom) report annually on unadjusted median pay gaps across race and gender globally and/or by country, where appropriate, including associated policy, reputational, competitive, and operational risks, and risks related to recruiting and retaining diverse talent. The report should be prepared at reasonable cost, omitting proprietary information, litigation strategy, and legal compliance information.
Racial/gender pay gaps are the difference between non-minority and minority/male and female median earnings expressed as a percentage of non-minority/male earnings.
SUPPORTING STATEMENT: An annual report adequate for investors to assess performance would integrate base, bonus, and equity compensation to calculate:
☐ percentage median gender pay gap, globally and/or by country
☐ percentage median racial/minority/ethnicity pay gap, U.S. and/or by country.
Pay inequities persist across race and gender. They pose substantial risks to companies and society. Black workers' median annual earnings represent 77% of white wages. Median income for women working full time is 84% of that of men.1 Intersecting race, Black women earn 76% and Latina women 63%.2 At the current rate, women will not reach pay equity until 2059, Black women 2130, and Latina women 2224.3
Citigroup estimates closing minority and gender wage gaps 20 years ago could have generated 12 trillion dollars in additional national income.4 PwC estimates closing the gender pay gap could boost OECD economies by $2 trillion annually.5
Minorities represent 67% of DexCom's workforce and 33% of Executives. Figures for women are 43% and 32%, respectively.6 Actively managing pay equity is linked to superior stock performance and return on equity.7
Best practice reporting includes both:
1.Unadjusted median pay gaps, assessing equal opportunity to high-paying roles, and
2.Statistically adjusted gaps, assessing whether minorities and non-minorities, men and women, are paid the same for similar roles.
1 https://www.nationalpartnership.org/our-work/resources/economic-justice/fair-pay/americas-women-and-the-wage-gap.pdf
2 https://www.census.gov/data/tables/time-series/demo/income-poverty/cps-pinc/pinc-05.html#par_textimage_24
3 https://iwpr.org/iwpr-publications/quick-figure/the-gender-pay-gap-1985-to-2020-with-forecast-for-achieving-pay-equity-by-race-and-ethnicity/
4 https://ir.citi.com/NvIUklHPilz14Hwd3oxqZBLMn1_XPqo5FrxsZD0x6hhil84ZxaxEuJUWmak51UHvYk75VKeHCMI%3D
5 https://www.pwc.com/hu/en/kiadvanyok/assets/pdf/women-in-work-2021-executive-summary.pdf
6 https://s201.q4cdn.com/758408164/files/doc_downloads/governance_docs/2023/04/EEO1-2021-Final.pdf
7 https://www.mckinsey.com/capabilities/people-and-organizational-performance/our-insights/promoting-gender-parity-in-the-global-workplace ; https://www.issgovernance.com/file/publications/ISS-ESG-Gender-Diversity-Linked-to-Success.pdf

Dexcom currently reports neither. Over 50 percent of the largest 100 US companies report statistically adjusted pay gaps. While DexCom reports diversity data, median pay gaps show, quite literally, how DexCom assigns value to employees through the roles they inhabit and pay they receive. Median gap reporting also provides a digestible and comparable data point to determine progress over time.
Racial and gender unadjusted median pay gaps are accepted as the valid way of measuring pay inequity by the United States Census Bureau, Department of Labor, OECD, and International Labor Organization.8 The United Kingdom and Ireland mandate disclosure of median pay gaps.
An increasing number of companies, including peers Pfizer and Thermo Fisher, disclose unadjusted gaps to address the structural bias women and minorities face regarding job opportunities and pay.9
Pay Equity Affirms Human Rights and Increases Long-Term Shareholder Value
Vote FOR Racial and Gender Pay Gap Report – Proposal 4

Dexcom’s Statement in Opposition to Proposal No. 4

☒
THE BOARD RECOMMENDS A VOTE AGAINST PROPOSAL NO. 4, AS SET FORTH IN THE RESOLUTION BELOW.

Our Board has carefully considered the above proposal and believes that it is not in the best interests of our stockholders. Our Board recommends that stockholders vote AGAINST this proposal because:
• We have implemented comprehensive programs and practices to operationalize our commitment to pay equity.
• We are focused on building an inclusive culture to promote DEI.
• We provide meaningful annual disclosure of our efforts to promote pay equity and DEI.
• The requested unadjusted median pay gap measure does not promote pay equity, is not a meaningful or accurate metric and is rarely disclosed by U.S. companies.
• We are committed to effective oversight of pay equity and DEI.

At Dexcom, we believe that people should receive equal pay for equal work, regardless of gender, race, or ethnicity, and we are committed to compensating our employees fairly, competitively, and equitably. We are also committed to promoting gender, racial and ethnic diversity and inclusion in our workforce at all levels, including among our leadership. Through our programs and initiatives, we strive to attract and retain talented employees from all backgrounds, to support employee success and well-being, and to foster a culture where our employees feel a sense of belonging and have access to the same opportunities.
We have implemented comprehensive programs and practices to operationalize our commitment to pay equity.
Dexcom’s compensation philosophy is grounded in pay equity. In addition, the labor markets in which Dexcom operates are highly competitive. As a result, our pay programs and practices are designed to provide competitive and equitable pay based on legitimate business factors such as different job function and level, prior experience, tenure, performance, and job location, not on gender, race or ethnicity.
Our commitment to pay equity is demonstrated from the outset of our relationship with an employee. During our hiring and application process, we ban inquiries into salary history. Similarly, we ban the use of compensation history when establishing starting pay for new hires to blunt the effect of historical pay inequities along gender, racial or ethnic lines. Moreover, pay equity is evaluated throughout the employment life cycle. We train our managers and human resources personnel involved in our hiring, pay and promotions processes on compliance with our compensation philosophy and practices, including with respect to pay equity, non-discrimination and the promotion of equal opportunity for all applicants and employees.
We continue to monitor, assess and refine the mechanisms we use to hire, develop, evaluate, compensate and retain our employees to promote equity for all candidates and employees. With respect to pay equity, since 2019,
8 https://static1.squarespace.com/static/5bc65db67d0c9102cca54b74/t/622f4567fae4ea772ae60492/1647265128087/Racial+Gender+Pay+Scorecard+2022+-+Arjuna+Capital.pdf
9 https://diversiq.com/which-sp-500-companies-disclose-gender-pay-equity-data/

we have been proactively reviewing gender and race/ethnicity pay equity for our U.S. employees in the same or similar roles, taking into account legitimate business factors that may explain differences, on an annual basis. Since 2021, we expanded this review globally for gender. We have incorporated the findings into our compensation assessment cycles and use our reviews to identify, minimize and rectify unintended pay gaps. Further, starting in 2023, we engaged an independent expert to conduct an adjusted pay gap analysis of our workforce with respect to gender globally and race/ethnicity in the United States. The adjusted pay gap analysis compares employees who do the same or similar work under comparable circumstances. Our 2023 pay equity analysis showed that non-executive employees who are women globally earned 99.9% of the pay earned by men in similar roles. Racially and ethnically diverse non-executive employees in the U.S. earned 99.9% of the pay earned by white employees in similar roles. For additional information regarding our adjusted pay gap analysis, we encourage you to read our 2024 Sustainability Report.
We continue to review our processes and analyses to assess our equitable pay practices more broadly. In 2024, in addition to conducting another adjusted pay equity analysis, we are also conducting assessments of our performance ratings and talent programs, working closely with executives and leaders to advance our DEI efforts.
We are focused on building an inclusive culture to promote DEI.
Our efforts to ensure pay equity are part of our broader commitment to DEI, which is one of the key initiatives for Dexcom. Our hiring protocols have been updated to reflect our focus on considering a broad pool of talent for all open positions, with a particular focus at the leadership level. Moreover, as part of our comprehensive approach to building inclusivity and workplace equity, we have enhanced our ratings and promotion framework in order to reduce the likelihood of perpetuating workplace inequity. Our DEI initiatives also play an important role in shaping our inclusive culture and ensuring that our employee base is reflective of the diversity of our patient and healthcare communities. Our comprehensive DEI efforts include talent programs to foster equitable access and visibility to our up-and-coming diverse leaders within the company; an internship program that serves as a pipeline for diverse emerging talent; global employee resource groups, which offer voluntary opportunities to network and socialize, work on professional development, and raise awareness of relevant issues; required DEI training; and access to a variety of DEI workshops for employees. In 2023, 32% of our U.S. leaders identified as ethnically or racially diverse and 41% of our leaders globally identified as female.
We provide meaningful annual disclosure of our efforts to promote pay equity and DEI.
We are committed to transparency with our stockholders and internal and external stakeholders, and we continue to share our approach to and progress of our commitment to DEI. Accordingly, our 2024 Sustainability Report includes public reporting on our pay equity practices and DEI efforts, and we expect to continue providing this disclosure on an annual basis. For example, we publicly disclose our independent expert’s adjusted pay gap analysis with respect to gender globally and race/ethnicity in the United States. In each instance, the ratio is based on base salary and, in alignment with our compensation philosophy that employees should be compensated equally for the same work, accounts for factors such as different job function and level, prior experience, tenure, performance, and job location.
Pay equity is just one aspect of our commitment to DEI. We not only disclose our pay equity data but also report both internally and externally on our gender representation globally and our racial and ethnic composition in the United States. Specifically, in our annual Sustainability Report, we have provided the representation percentages of women and ethnic minorities in leadership roles at Dexcom. In addition, we disclose our most recent EEO-1 report submission in our annual Sustainability Report. We believe that these metrics, coupled with disclosure of our adjusted pay equity metrics, are more meaningful indicators of representation and workplace equity than the unadjusted pay gap measure requested by the proponent.
The requested unadjusted median pay gap measure does not promote pay equity, is not a meaningful or accurate metric and is rarely disclosed by U.S. companies.
Although the proposal purports to be concerned with pay equity, it asserts that Dexcom should report quantitative unadjusted median pay gaps. Specifically, the proposal requests Dexcom to undertake a very specific, substantial and expensive effort to report on “unadjusted median pay gaps across race and gender globally and/or by country, where appropriate, including associated policy, reputational, competitive, and operational risks, and risks related to recruiting and retaining diverse talent.” But analysis of pay gaps is not the same thing as promoting pay equity. An unadjusted median pay gap measure seeks to compare the average pay of men and employees who are not minorities to the average pay of women and employees who are minorities, without adjusting for relevant factors that can explain differences in pay, such as different job function and level, prior experience, tenure, performance, and job location. As a result, the statistic just shows the difference in pay of two employees whose compensation happens to fall at the midpoint among employees in a given demographic (e.g., gender or ethnicity), without accounting for legitimate factors that impact compensation.
Given the variety of legitimate factors that can impact compensation as well as the global nature of our workforce and differences in compensation across markets, we do not believe that reporting unadjusted median pay gaps across gender, race and ethnicity globally, or by each of the countries where we operate, is a practical or useful supplement to help our existing pay equity efforts or enhance our stockholders’ understanding of, or accountability for, our pay equity efforts. Moreover, our stockholders do not need a surrogate measurement of pay equity as we already provide more meaningful information in our annual Sustainability Report, including the results of our adjusted pay gap analysis and representation data, including EEO-1 data. Furthermore, the unadjusted median pay statistic does not provide the information our managers and leaders need to make hiring, promotion, and retention decisions in a way that drives diverse employees into management and leadership roles. In addition, we disagree with this proposal’s assertion that reporting unadjusted median pay gaps is a “best practice,” and we note that few U.S. companies report on an unadjusted basis.
Our Board and management actively oversee our pay equity and DEI programs.
As DEI is one of our key initiatives, our Board and its committees maintain active oversight of this area and receive updates on such initiatives, including from our DEI Leadership Council, or DLC, which is comprised of leaders across our organization and is responsible for advancing DEI across Dexcom. The DLC meets quarterly and is co-Chaired by our Vice President of Talent & Diversity and our Senior Vice President of Engineering. Our Nominating and Governance Committee assists the Board in its oversight of our Corporate Sustainability Program while our Compensation Committee assists the Board in its oversight of our people strategy, including oversight of the third-party adjusted pay equity analysis and other reviews of our pay processes.
In conclusion, we take a comprehensive approach to pay equity and representation, from our hiring, promotion and compensation practices and processes designed to further equitable pay and representation to the internal policies and programs we have implemented to foster career growth among women and racial and ethnic minorities and support our DEI initiatives. We believe that our approach, as well as our current and planned initiatives and disclosures, represent a more fulsome and effective approach to pay equity and representation than that set forth in the proposal.
We encourage you to read more about our pay equity and DEI initiatives in our Sustainability Report, which we provide on an annual basis.
Following careful consideration and for all of the reasons above, the Board recommends that stockholders vote AGAINST this proposal.

PROPOSAL NO. 5
STOCKHOLDER PROPOSAL: TRANSPARENCY IN LOBBYING

John Chevedden (the proponent), 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, who reported owning 40 shares of Dexcom’s common stock for more than three years, submitted this proposal.
For the reasons set forth by Dexcom in the section titled “Dexcom’s Statement in Opposition to Proposal No. 5” following this Stockholder Proposal and Supporting Statement, Dexcom recommends a vote AGAINST this proposal.

Stockholder Proposal and Supporting Statement

Proposal 5 – Transparency in Lobbying
Resolved, Shareholders request that the DexCom provide a report, updated semiannually, disclosing the Company’s:
1.Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.
2.Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:
a.The identity of the recipient as well as the amount paid to each; and
b.The title(s) of the person(s) in the Company responsible for decision-making.
The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.
Supporting Statement
As a long-term shareholder of DexCom, I support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.
A company’s reputation, value, and bottom line can be adversely impacted by political spending. The risk is especially serious when giving to trade associations, Super PACs, 527 committees, and “social welfare” organizations – groups that routinely pass money to or spend on behalf of candidates and political causes that a company might not otherwise wish to support.
The Conference Board’s 2021 “Under a Microscope” report details these risks, recommends the process suggested in this proposal, and warns “a new era of stakeholder scrutiny, social media, and political polarization has propelled corporate political activity – and the risks that come with it – into the spotlight. Political activity can pose increasingly significant risks for companies, including the perception that political contributions – and other forms of activity – are at odds with core company values.”
This proposal asks DexCom to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations which may be used for electoral purposes–and are otherwise undisclosed. This would bring our Company in line with a growing number of 1eading companies, including Intuitive Surgical, Inc., AbbVie Inc., and Edwards Lifesciences Corporation, which present this information on their websites.

Without knowing the recipients of our company’s political dollars shareholders cannot sufficiently assess whether our company’s election-related spending aligns or conflicts with its policies on climate change and sustainability, or other areas of concern. Thus it will be a best practice for DexCom to expand its political spending disclosure.

Dexcom’s Statement in Opposition to Proposal No. 5

☒
THE BOARD RECOMMENDS A VOTE AGAINST PROPOSAL NO. 5, AS SET FORTH IN THE RESOLUTION BELOW.

Our Board has carefully considered the above proposal and believes that it is not in the best interests of our stockholders. Our Board recommends that stockholders vote AGAINST this proposal because:
•We believe it is in the best interests of our stockholders and other stakeholders for the Company to be an effective participant in the political process.
•Our political spending has been de minimis to date and our political activities and spending are subject to extensive public disclosure requirements and internal oversight.
•Implementing this proposal may put us at a competitive disadvantage and impose unnecessary expense on the Company.

We believe it is in the best interests of our stockholders and other stakeholders for the Company to be an effective participant in the political process.
The medical device industry is subject to extensive regulation and we are a regulated business focused on delivering solutions to patients, caregivers, and clinicians for the management of diabetes. We believe it is important and necessary for the Company to actively engage with lawmakers and government agencies to ensure that they take the interests and needs of our customers, employees, and partners, as well as the patients, caregivers, clinicians, and communities we serve, into account when making legislative and regulatory decisions. Accordingly, we participate in public policy and legislative advocacy on issues impacting our business and our community with a goal of transforming diabetes care and management. Specifically, we periodically engage in both communications with government officials and government employees regarding statutes, legislation, regulations or policies of government or government officials as well as regarding potentially new or modified statutes, legislation, regulations or policies, and activities in preparation for, or in support of, such communications. We also periodically engage in activities intended to support or oppose candidates for public office or political committees, including on occasion through financial and in-kind contributions and expenditures. This involvement allows us to advocate for policies that are beneficial to advancing the interests of our stockholders and other stakeholders.
Our political spending has been de minimis to date and our political activities and spending are subject to extensive public disclosure requirements and internal oversight.
Our political activities and spending are subject to comprehensive regulation at the federal, state and local levels, and we believe that ample information about our political activities is already publicly available.
Dexcom has made de minimis political contributions and expenditures to date. For example, from January 1, 2022 through December 31, 2023, political contributions were less than $100,000. In addition, Dexcom has established the Dexcom, Inc. Political Action Committee that is registered with and operates under the rules promulgated by the Federal Election Commission as well as the PAC’s own Articles of Association. Any political contributions by the PAC are reported monthly to the Federal Election Commission and are a matter of public record at www.fec.gov ($0 for 2023). Dexcom’s other political activities are overseen by Dexcom’s Government Affairs group. Among other things, our Government Affairs group is primarily responsible for identifying political funding opportunities and deploying corporate funds. Any such contributions must be pre-approved by Dexcom’s Legal and Compliance groups to ensure they are permissible pursuant to applicable laws and regulations and consistent with Dexcom’s overall business strategy. Federal law prohibits corporations from making contributions directly to candidates for federal office and to national party committees, and Dexcom does not make any such contributions. In certain states where we are permitted to do so, we make political contributions to state candidates, political parties and/or political action committees. All such contributions are disclosed either by us or by the recipient in accordance with applicable state laws, and such information is publicly available.
Moreover, as required by U.S. federal law, we file quarterly reports that disclose our lobbying expenditures and detail our lobbying activities and we also file similar publicly available lobbying reports with state and local agencies as required by state and local law, which in some cases have even broader disclosure requirements than federal law. Any lobbying firms we hire are required to file similar reports and the trade associations we belong to are also subject to public disclosure obligations regarding their lobbying efforts.
We are committed to the highest ethical standards, and we have procedures and policies in place to ensure that our political spending activities are subject to appropriate oversight and are in the best interests of our stockholders and other stakeholders. We take diligent steps to ensure that we remain in compliance with applicable rules and regulations, as well as our internal policies and procedures, including our Code of Conduct and Business Ethics, which is publicly available on our website at https://investors.dexcom.com/corporate-governance. Further, to promote our culture of transparency, we will in the future publish additional information on our website regarding our policies and procedures related to political activities and contributions.
In light of all of the above, we believe that the disclosures requested by the proposal are unnecessary.
Implementing this proposal may put us at a competitive disadvantage and impose unnecessary expense on the Company.
This proposal seeks to impose requirements on us that could result in competitive harm to the Company. The requested report could put the Company at a disadvantage relative to our competitors by requiring the Company to reveal confidential information about its administrative processes, strategies and priorities, while our competitors may not be subject to those requirements. We may be hindered in our ability to engage in the public policymaking process to protect and advance our interests (and therefore the interests of our stockholders and other stakeholders) in ways that competitors who are free from similar disclosure requirements are not.
Given the amount of information publicly available through existing public disclosure requirements and the de minimis nature of our political contributions and expenditures to date, where, for example, from January 1, 2022 through December 31, 2023, we spent less than $100,000 on political contributions, we believe that using additional funds to generate the report requested by this proposal would not be an appropriate use of corporate resources.
For the reasons set forth above, the Board believes that the implementation of this proposal is not in the best interests of the Company, its stockholders, and other stakeholders.
Following careful consideration and for all of the reasons above, the Board recommends that stockholders vote AGAINST this proposal.

OTHER MATTERS

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

DexCom, Inc.
6340 Sequence Drive
San Diego, California 92121
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 22, 2024 AT 2:00 PM PACIFIC TIME
INFORMATION ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
Why am I receiving these materials?
This Proxy Statement, the Annual Report, the accompanying proxy, and the Notice of Annual Meeting of Stockholders are furnished in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting, which is being held virtually on Wednesday, May 22, 2024 at 2:00 p.m. Pacific Time, and at any postponements or adjournments of the Annual Meeting. The Proxy Statement, the Annual Report, and the enclosed proxy card are being mailed and made available on the Internet on or about April 22, 2024. As a stockholder, you are invited to attend the Annual Meeting virtually via the Internet and are requested to vote on the items of business described in this Proxy Statement.
What is included in the proxy materials?
The proxy materials include this Proxy Statement, the Notice of Annual Meeting of Stockholders, the Annual Report, and the proxy card or a voting instruction card for the Annual Meeting.
What information is contained in this Proxy Statement?
The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain other executive officers, corporate governance, and certain other required information.
Who can attend the meeting?
You are entitled to attend the Annual Meeting if you were a stockholder of record or a beneficial owner of our common stock as of March 27, 2024, the record date for the Annual Meeting (the "Record Date"), or you hold a valid legal proxy for the Annual Meeting provided by your broker or nominee.
How can I attend the meeting?
The Annual Meeting will only be accessible online through the Internet. We have worked to offer the same participation opportunities as if you attended the Annual Meeting in person.
To be admitted to the live webcast for the Annual Meeting you must register at www.proxydocs.com/DXCM by 5:00 p.m. Eastern Time on May 20, 2024 (the “Registration Deadline”). You will be asked to provide the control number located inside the shaded gray box on your proxy card (the “Control Number”), or, if you are a beneficial owner, as provided to you by your broker or nominee on the voting instruction card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. We recommend that you log in 15 minutes before the start of the Annual Meeting to ensure sufficient time to complete the check-in procedures. The virtual meeting platform is fully supported across browsers (Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. If you encounter any technical difficulties logging onto www.proxydocs.com/DXCM or during the meeting, there will be a 1-800 number available to call for assistance. Technical support will be available 15 minutes prior to the start time of the Annual Meeting and through the conclusion of the Annual Meeting.
We plan to announce any updates on our proxy website at www.proxydocs.com/DXCM, and we encourage you to check this website prior to the Annual Meeting if you plan to attend.
Who is eligible to vote?
Only stockholders of record of Dexcom common stock on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 396,025,556 shares of common stock outstanding. For 10 days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting for ten calendar days prior to the Annual Meeting at our principal executive offices, located at 6340 Sequence Drive, San Diego, California, 92121 between the hours of 9:00 a.m. and 4:00 p.m. Pacific Time. If you are interested in viewing the list, please contact Investor

Relations by email at investor-relations@dexcom.com. The list will also be open to the examination of any stockholder during the Annual Meeting.
How many votes may I cast?
On each matter to be voted upon, stockholders of record have one vote for each share of common stock owned by them as of the close of business on the Record Date. Stockholders may not cumulate votes in the election of directors.
How do I vote?
You may vote by Internet, telephone or mail at any time prior to 2:00 PM Pacific Time on Wednesday, May 22, 2024. You may also vote your shares at the virtual Annual Meeting. We strongly recommend that you vote your shares in advance of the Annual Meeting as instructed above, even if you plan to attend the virtual meeting.

Method of Voting		Voting as a Stockholder of Record	Voting as a Beneficial Owner

Internet	Cast your vote online	Go to www.proxypush.com/DXCM. Have your Proxy Card ready and follow the simple instructions to record your vote.
Obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Telephone	Use any touch-tone telephone (24 hours a day, 7 days a week)	Call 1-866-286-3130. Have your Proxy Card ready and follow the simple recorded instructions.
Obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Mail	Vote through paper mail	Mark, sign and date your Proxy Card. Fold and return your Proxy Card Form in the postage-paid envelope that was enclosed with the proxy materials.	Return a properly executed and dated voting instruction card using the method(s) your bank, brokerage firm, broker-dealer or other similar organizations make available.

Voting as a Stockholder of Record - As an alternative to voting online at the Annual Meeting, stockholders of record may vote via the Internet, by telephone, or by mailing a completed proxy card. Instructions for voting via the Internet, telephone or by mail are set forth on the proxy card. If you are a stockholder who elects to vote by mail, you should sign and mail the proxy card in the addressed, postage paid envelope that was enclosed with the proxy materials, and your shares will be voted at the Annual Meeting in the manner you direct.
Voting as a Beneficial Owner - If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote online at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or by telephone. If Internet or telephone voting is unavailable from your record holder, simply complete and mail the voting instruction card provided to you by your record holder to ensure that your vote is counted. If your shares are held beneficially in street name and you have not given your record holder voting instructions, your record holder will not be able to vote your shares with respect to any matter other than ratification of the selection of Dexcom’s independent registered public accounting firm. Shares held beneficially in street name may be voted by you online at the Annual Meeting only if you obtain a legal proxy from your record holder giving you the right to vote such shares online at the Annual Meeting.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record - Holders of shares of Dexcom common stock whose shares are registered in their own name with Dexcom’s transfer agent, Equiniti Trust Company, LLC, are considered stockholders of record with respect to those shares.
Beneficial Owner - Dexcom stockholders whose shares are not registered in their own name with Equiniti Trust Company, LLC, are beneficial holders of shares held in street name. Such shares may be held in an account at a bank or at a brokerage firm (your record holder). As the beneficial holder, you have the right to direct your record holder on how to vote your shares, and you will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in street name will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for beneficial owners are generally required to vote such shares in the manner directed by such beneficial owners. In the absence of timely directions, your broker will have discretion to vote your shares on the sole “routine” matter to be voted on at the Annual Meeting: the proposal to ratify the selection of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you. We refer to the absence of a vote, including on a non-routine proposal, where the broker has not received instructions as a “broker non-vote.” Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
How can I submit questions?
This year’s stockholders' question and answer session will only include questions submitted in advance of the Annual Meeting by registering with your control number at www.proxydocs.com/DXCM by 5:00 p.m. Eastern Time on May 20, 2024.
How many votes must be present in order for business to be conducted?
In order for business to be conducted at the Annual Meeting, a quorum must be present.
What is a quorum?
A quorum will be present if the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting are present or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner submits a proxy for the Annual Meeting but does not vote on a particular proposal, because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, the Annual Meeting may be adjourned by the chairperson of the Annual Meeting to a subsequent date for the purpose of obtaining a quorum.
What are my voting choices for each of the proposals and what are the voting standards?
For Proposal No. 1 (Election of Directors), directors are elected by a majority of the votes cast in uncontested elections, meaning that the number of votes cast “For” a director nominee must exceed the number of votes cast “Against” that nominee. Abstentions and broker non-votes are not counted as votes “For” or “Against” a director nominee and have no effect on the outcome for the proposal for election of directors. Pursuant to our Governance Principles, the Board of Directors expects a director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. If any nominee that is an incumbent director does not receive a majority of the votes cast at the Annual Meeting, the Nominating and Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation on an expedited basis, and in any event within 90 days following certification of the stockholder vote. The Board will promptly act on the Nominating and Governance Committee’s recommendation and will publicly disclose its decision to accept or reject the resignation offer (and if it rejects the resignation, its rationale behind its decision).
Proposal Nos. 2 (Ratification of Independent Registered Public Accounting Firm), 3 (Advisory Vote on Executive Compensation), 4 (Shareholder Proposal on Pay Equity Disclosure), and 5 (Shareholder Proposal on Transparency in Lobbying) require the approval of the holders of a majority of the shares of common stock entitled to vote on the matter that are present or represented by proxy at the Annual Meeting and are voted for or against the proposal.
Abstentions will have no effect on the outcome of any of the proposals presented at the Annual Meeting. Broker non-votes have no effect on the determination of whether a nominee or Proposal Nos. 3, 4 and 5 have received the affirmative vote of the holders of a majority of the shares of common stock that are present or represented by proxy and are voted for or against the proposal.

Proposal	Voting Options	Vote Requirement	Effect of abstentions	Effect of broker non-votes

Proposal No. 1 - Election of Directors	FOR / AGAINST / ABSTAIN (for each director nominee)	Majority of votes cast FOR or AGAINST (for each director nominee)	No effect - not counted as a vote cast	No effect - not counted as a vote cast

Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm	FOR / AGAINST / ABSTAIN	Majority of shares present or represented by proxy and are voted for or against the matter	No effect - not counted as a vote cast	Not applicable

Proposal No. 3 - Advisory Vote on Executive Compensation	FOR / AGAINST / ABSTAIN	Majority of shares present or represented by proxy and are voted for or against the matter	No effect - not counted as a vote cast	No effect - not counted as a vote cast

Proposal No. 4 - Stockholder Proposal on Pay Equity Disclosure	FOR / AGAINST / ABSTAIN	Majority of shares present or represented by proxy and are voted for or against the matter	No effect - not counted as a vote cast	No effect - not counted as a vote cast
Proposal No. 5 - Stockholder Proposal on Transparency in Lobbying	FOR / AGAINST / ABSTAIN	Majority of shares present or represented by proxy and are voted for or against the matter	No effect - not counted as a vote cast	No effect - not counted as a vote cast
What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy?
In the event that you return a signed proxy card on which no directions are specified, your shares will be voted in the following manner:
•FOR each of the nominees of the Board of Directors (Proposal No. 1);
•FOR the ratification of the selection of EY as Dexcom’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 2);
•FOR the non-binding advisory resolution to approve the compensation of our Named Executive Officers (Proposal No. 3);
•AGAINST the stockholder proposal on Pay Equity Disclosure (Proposal No. 4); and
•AGAINST the stockholder proposal on Transparency in Lobbying (Proposal No. 5).

If I have voted by proxy, can I change my vote?
You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to Dexcom’s Corporate Secretary at Dexcom’s principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting online, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting online at the Annual Meeting if you obtain a legal proxy as described under “If I have voted by proxy, can I change my vote?” above.
Who will bear the cost of soliciting votes for the Annual Meeting?
Dexcom is paying the costs of the solicitation of proxies. We have retained D.F. King & Co., Inc. to help us solicit proxies from brokers, bank nominees and other institutions for a fee of approximately $14,000, plus reasonable out-of-pocket expenses. We will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. In addition, our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.
Where can I find the voting results of the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K no later than four business days after the date of the Annual Meeting.
NOTE ABOUT FORWARD-LOOKING STATEMENTS
In this Proxy Statement, Dexcom has disclosed information which may be considered forward-looking within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, and subject to the safe harbor created by the Securities Litigation Reform Act of 1995. Such statements include declarations regarding our intent, belief, or current expectations and those of our management. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks, uncertainties and other factors, some of which are beyond our control; actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to: (i) that the information is of a preliminary nature and may be subject to further adjustment; (ii) those risks and uncertainties identified under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and (iii) the other risks detailed from time-to-time in our reports and registration statements filed with the SEC. Except as required by law, we undertake no obligation to revise or update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
INFORMATION REFERENCED IN THIS PROXY STATEMENT
The content of the websites referred to in this Proxy Statement are not incorporated by reference into this Proxy Statement.

ANNUAL REPORTS

We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with the SEC on February 8, 2024. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Dexcom stockholder, we will mail without charge a copy of our Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.
Requests for copies of our Annual Report to stockholders or our Annual Report on Form 10-K should be directed to Investor Relations, DexCom, Inc., 6340 Sequence Drive, San Diego, California 92121.

By Order of the Board of Directors

Kevin R. Sayer Chairperson, President and Chief Executive Officer DexCom, Inc. San Diego, California April 22, 2024

ANNEX A

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

Year Ended December 31,
2023
GAAP revenue	$3,622.3
Foreign currency impact	(13.7)
2023 Adjusted Revenue	$3,608.6

GAAP operating income	$597.7
Amortization of intangible assets (1)	36.7
Business transition and related costs (2)	4.9
Intellectual property litigation costs (3)	79.3
Non-GAAP operating income	$718.6

GAAP operating margin	16.5%
Amortization of intangible assets (1)	1.0%
Business transition and related costs (2)	0.1%
Intellectual property litigation costs (3)	2.2%
Non-GAAP operating margin	19.8%
(1) Represents amortization of acquired intangible assets.
(2) For the twelve months ended December 31, 2023, business transition and related costs are primarily related to rent for vacated office space in San Diego, California.
(3) We have excluded third party attorney’s fees, costs, and expenses incurred by the Company exclusively in connection with the Company’s patent infringement litigation against Abbott Diabetes Care, Inc., as further described in the section titled “Legal Proceedings” appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Statement Regarding Use of Non-GAAP Financial Measures
We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles (GAAP). We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by senior management in our financial and operational decision making. Our non-GAAP financial measures exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management. While we compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year, we may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.
These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.
Management believes that presentation of operating results that excludes these items provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing our past and future operating performance.
Annex A reconciles the following non-GAAP financial measures in this proxy statement to the most directly comparable financial measures prepared in accordance with GAAP:
•Adjusted Revenue
•Non-GAAP operating income used to calculate non-GAAP operating margin
For a full list of non-GAAP financial measures used for financial and operational decision making, see Table E of Exhibit 99.1 included in our Current Report on Form 8-K filed with the SEC on February 8, 2024.
We exclude the following items from the non-GAAP financial measure of Adjusted Revenue:
•The effect of acquisitions/dispositions of subsidiaries or group of assets not contemplated into the budget; and
•The effect of foreign currency fluctuations relative to the budgeted rate. The budget rate is the rate determined annually.
Our policy is to exclude the following items from non-GAAP financial measures for non-GAAP operating income and non-GAAP operating margin:
•Amortization of acquired intangible assets;
•Business transition and related costs associated with acquisition and divestiture, integration and business transition activities, including severance, relocation, consulting, leasehold exit costs, third party merger and acquisition costs, and other costs directly associated with such activities;
•Income or loss from equity investments;
•Third party intellectual property litigation costs in connection with the Company's patent infringement litigation against Abbott Diabetes Care, Inc.;
•Litigation settlement costs;
•Gain or loss on extinguishment of debt; and
•Adjustments related to taxes for the excluded items above, as well as excess benefits or tax deficiencies from stock-based compensation, and the quarterly impact of other discrete items

DEXCOM
CONTINUOUS GLUCOSE MONITORING

C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Scan QR for digital voting

DexCom, Inc.

Annual Meeting of Stockholders

For Stockholders of Record as of March 27, 2024

Wednesday, May 22, 2024 2:00 PM, Pacific Time

Annual Meeting to be held virtually via the Internet - please visit www.proxydocs.com/DXCM for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY INTERNET, PHONE OR MAIL BY 2:00 PM PT ON MAY 22, 2024, OR BY ATTENDING THE ANNUAL MEETING.

Internet:
www.proxypush.com/DXCM
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-866-286-3130
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Virtual:
To attend the meeting and participate, you must register online at www.proxydocs.com/DXCM by 5:00 PM, Eastern Time on May 20, 2024.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Kevin Sayer and Jereme Sylvain (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of DexCom, Inc. which the undersigned is entitled to vote at the 2024 annual meeting of stockholders of DexCom, Inc. and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED ACCORDING TO THE BOARD OF DIRECTORS' RECOMMENDATIONS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

DexCom, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR EACH OF THE NOMINEES IN PROPOSAL 1
FOR PROPOSALS 2 AND 3
AGAINST PROPOSALS 4 AND 5

PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS
1. To elect ten nominees for director, each to hold office until our 2025 annual meeting of stockholders:	FOR	AGAINST	ABSTAIN	
1.01 Kevin R. Sayer	☐	☐	☐	FOR
1.02 Steven R. Altman	☐	☐	☐	FOR
1.03 Nicholas Augustinos	☐	☐	☐	FOR
1.04 Richard A. Collins	☐	☐	☐	FOR
1.05 Karen Dahut	☐	☐	☐	FOR
1.06 Rimma Driscoll	☐	☐	☐	FOR
1.07 Mark G. Foletta	☐	☐	☐	FOR
1.08 Bridgette P. Heller	☐	☐	☐	FOR
1.09 Kyle Malady	☐	☐	☐	FOR
1.10 Eric J. Topol, M.D.	☐	☐	☐	FOR
	FOR	AGAINST	ABSTAIN	
2. To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐	FOR
3. To provide a non-binding advisory vote on the compensation of our named executive officers for the fiscal year ended December 31, 2023.	☐	☐	☐	FOR
4. To provide a non-binding, advisory vote on pay equity disclosure.	☐	☐	☐	AGAINST
5. To provide a non-binding, advisory vote on transparency in lobbying.	☐	☐	☐	AGAINST
6. Such other business properly brought before the meeting or any adjournment or postponement thereof.				

To attend the meeting and participate, you must register online at www.proxydocs.com/DXCM by 5:00 PM, Eastern Time on May 20, 2024.

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appear(s) on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date

Signature (if held jointly) Date